Exhibit 10.16

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is dated June 11, 2004

AMONG:

               DRAGON PHARMACEUTICAL INC., a company incorporated under the laws of the State of Florida, with an office at 1900 - 1055 West Hastings Street, Vancouver, British Columbia, V6E 2E9

               ("Dragon")

AND:

               ORIENTAL WAVE HOLDING LTD., a company incorporated under the laws of the British Virgin Islands, with an office at Beaufort House, P.O. Box 438, Roadtown, Tortola, British Virgin Islands

               ("Oriental")
AND:

               YAN-LIN HAN, c/o Shanxi Weiqida Pharmaceutical Co. Ltd., Datong Economic and Technology Development Zone, Shanxi, China 037300

               ZHAN-GUO WENG, c/o Shanxi Weiqida Pharmaceutical Co. Ltd., Datong Economic and Technology Development Zone, Shanxi, China 037300

               XUE-MEI LIU, c/o Yongfeng Enterprise, 9/F, Tower B, Yingjia Center, No. 2, Dongsanhuan Nanlu, Chaoyang District, Beijing, China 100022

               (collectively, the "Vendors" and each, a "Vendor")

WHEREAS:

(A) Oriental is a private company, a subsidiary of which is engaged in the pharmaceutical business;

(B) The Vendors are the registered and beneficial owners of all the issued and outstanding shares (the "Vendors' Shares") in the capital of Oriental as follows:

                  Shareholder                                  Shares

                  Yan-Lin Han                                   35,000
                  Zhan-Guo Weng                                 10,000
                  Xue-Mei Liu                                    5,000

(C) Under a letter of intent dated as of March 17, 2004 among Dragon, Oriental and the Vendors, Dragon agreed to purchase all of the Vendors' Shares in consideration for the issuance of common shares of Dragon, with the result that Oriental will become a wholly-owned subsidiary of Dragon and the Vendors will become shareholders of Dragon;

(D) The  Vendors  wish to sell,  and Dragon  wishes to  purchase,  the  Vendor's
Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                     PART 1

                         DEFINITIONS AND INTERPRETATION

Definitions

1.1  In this Agreement:

"Additional  Dragon  Closing  Shares" has the meaning  ascribed to it in Section
2.3;

"Business Day" means a day other than Saturday, Sunday or any day that is a legal holiday in British Columbia;

"Closing" means the completion of the transactions contemplated hereby in accordance with the terms hereof;

"Closing Date" has the meaning ascribed to it in Section 6.1;

"Common Shares" means common shares in the capital of Dragon;

"Consents" means the consents, waivers and approvals of third parties reasonably required by any party to complete their obligations under this Agreement;

"Damages" means all losses, judgments, amounts paid in settlement of actions or claims, liabilities (whether accrued, actual, contingent or otherwise), costs, deficiencies, damages, expenses (including but not limited to legal fees and disbursements on a solicitor and his own client basis), demands or injury suffered by a party;

"Dragon Closing Shares" has the meaning assigned in Section 2.2;
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                                      -3-

"Dragon Convertible Securities" are those convertible securities of Dragon set out in Schedule B;

"Dragon Shares" means the Dragon Closing Shares and the Additional Dragon Closing Shares;

"Escrow Agreement" has the meaning set out in Section 2.6;

"GAAP" means generally accepted accounting principles applicable in the United States which are:

     (i) consistent with the principles recommended by the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission, and

     (ii) applied on a basis consistent with prior periods,

such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an opinion as to financial statements in which such principles have been properly applied;

"Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative;

"Regulatory Approvals" means all prior approvals, authorizations, filings and consents, including the Consents, of any applicable Regulatory Authorities (as defined in Schedule A) required for the completion of the share purchase contemplated in this Agreement, including the approval of the Toronto Stock Exchange and Dragon's registration or proxy statement being declared effective by the U.S. Securities and Exchange Commission; and

"Vendors' Shares" means all shares of Oriental beneficially owned by the Vendors including all shares acquired after the date of this Agreement.

Interpretation

1.2  In this Agreement, except as otherwise expressly provided,

     (a) "Agreement" means this Agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

     (b) a reference to a Part is to a Part of this Agreement, and the word Section followed by a number or some combination of numbers and letters refers to this section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

     (c) "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

     (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

     (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

     (f) any accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP; (g) except as herein otherwise specifically set forth, a reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulation;

     (h) where any representation or warranty is made "to the knowledge of" any Person, it means such Person is not aware of any state of facts or circumstance which would make the representation or warranty untrue;

     (i) except as otherwise provided, any dollar amount referred to in this Agreement is in United States funds; and

     (j) any other term defined within the text of this Agreement has the meaning so ascribed to it.

Schedules

1.3  The following are the Schedules to this Agreement:

        Schedule A           -    Representations and Warranties
        Schedule B           -    Release of Additional Dragon Closing Shares
        Schedule C           -    Escrow Agreement
        Schedule D           -    Opinions Required from Counsel for Vendors
        Schedule E           -    Opinions Required from Counsel for Dragon

                                     PART 2

                                PURCHASE AND SALE

Purchase and Sale

2.1 On the basis of the warranties, representations and covenants of the Vendors and Oriental herein set forth and subject to the fulfilment of any condition herein provided that has not been waived by the party entitled to the benefit thereof, on the Closing Date, Dragon will purchase from each of the Vendors, and each of the Vendors will sell to Dragon, that number of Vendors' Shares set forth opposite his or her name in Recital (B) on the terms and conditions herein set forth.

Issuance of Dragon Closing Shares

2.2 On the Closing Date, and subject to Section 2.3, Dragon will pay for the Vendors' Shares by the issuance to the Vendors of that number of Common Shares (the "Dragon Closing Shares") which is equal to 68.35% of the issued Common Shares as at the time of Closing and after giving effect to the issuance of the Dragon Closing Shares determined according to the following formula:

        Number of Common Shares outstanding at Closing / 0.3165 x 0.6835

No fractional Dragon Closing Shares will be issued. Fractional shares otherwise issuable will be rounded down.

Additional Dragon Closing Shares

2.3 In addition to the Common Shares issued under Section 2.2, on the Closing Date, Dragon will issue to the Vendors as additional consideration for the Vendors' Shares that number of Common Shares (the "Additional Dragon Closing Shares") which is equal to 68.35% of the Common Shares issuable as at the time of Closing on the exercise of the Dragon Convertible Securities and after giving effect to the issuance of the Additional Dragon Closing Shares, determined according to the following formula:

                  Number of Common Shares issuable / 0.3165 x 0.6835 at Closing on exercise of the Dragon
                  Convertible Securities

No fractional Additional Dragon Closing Shares will be issued. Fractional shares otherwise issuable will be rounded down.

Deemed Issue Price

2.4 The Dragon Closing Shares and the Additional Dragon Closing Shares will be issued at a deemed price per share equal to $1.00.

Allocation of Dragon Closing Shares

2.5 The Dragon Shares will be allocated among the Vendors, pro rata to their ownership of Vendors' Shares, as follows:

                  Vendor                                Percentage of Shares

                  Yan-Lin Han                                   70%
                  Zhan-Guo Weng                                 20%
                  Xue-Mei Liu                                   10%

Escrow of Common Shares

2.6 At the Closing, 50% of the Dragon Closing Shares and all of the Additional Dragon Closing Shares will be deposited into escrow under an escrow agreement (the "Escrow Agreement"), the form of which is attached as Schedule C.

2.7 Subject to any claim made under Part 8, the Dragon Closing Shares deposited under the Escrow Agreement will be released such that after one year only 30% of the Dragon Closing Shares remain in escrow and after two years no Dragon Closing Shares remain in escrow.

2.8 As provided for in Schedule B, the Additional Dragon Closing Shares will be released from deposit under the Escrow Agreement as Dragon Convertible Securities (a) are exercised, in which case they will be released to the Vendors for no additional consideration, or (b) expire unexercised or are otherwise cancelled, in which case they will be released to Dragon for cancellation for no consideration.

                                     PART 3

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Oriental and the Vendors

3.1 In order to induce Dragon to enter into and consummate the transactions contemplated by this Agreement, Oriental and each Vendor represents and warrants to Dragon that the representations and warranties contained in Parts 2 and 3 of Schedule A are true, accurate and complete as at the date of this Agreement.

Material Change in Oriental

3.2 From the date of this Agreement until the Closing, Oriental and each of the Vendors will promptly notify Dragon of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Oriental and its subsidiaries, taken as a whole.

Representations and Warranties of Dragon

3.3 In order to induce Oriental and the Vendors to enter into and consummate the transactions contemplated by this Agreement, Dragon represents and warrants to Oriental and the Vendors that the representations and warranties of Dragon contained in Part 4 of Schedule A are true, accurate and complete as at the date of this Agreement.

Material Change in Dragon

3.4 From the date of this Agreement until the Closing, Dragon will promptly notify the Vendors of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of Dragon and its subsidiaries, taken as a whole.

                                     PART 4

                                   CONDITIONS

Conditions For the Benefit of the Vendors

4.1 The obligation of the Vendors to complete the transactions contemplated in this Agreement at the Closing is subject to the fulfilment, to the sole satisfaction of the Vendors acting reasonably, of each of the following conditions on or before the Closing Date:

     (a) the representations and warranties of Dragon in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated in this Agreement, will be true and correct in all material respects, as of the date hereof and as of the Closing Date;

     (b) all covenants and agreements contained in this Agreement to be performed or complied with by Dragon on or before the Closing Date will have been performed or complied with in all material respects;

     (c) the Vendors having received all of the items listed in Section 6.3; and

     (d) Dragon acknowledging the satisfaction of, or waiving the satisfaction of, the conditions set out in Section 4.3.

Waiver of Conditions by the Vendors

4.2 The conditions set forth in Section 4.1 are for the exclusive benefit of the Vendors and may be waived, in whole or in part, by the Vendors on or before the Closing Date.

Conditions for the Benefit of Dragon

4.3 The obligation of Dragon to complete the transactions contemplated in this Agreement at the Closing is subject to the fulfilment, to the sole satisfaction of Dragon acting reasonably, of each of the following conditions on or before the Closing Date:

     (a) the representations and warranties of Oriental and each Vendor in this Agreement and in any agreement, certificate or document delivered pursuant to the provisions of this Agreement or in connection with the transactions contemplated in this Agreement, will be true and correct in all material respects, as of the date hereof and as of the Closing Date;

     (b) all covenants and agreements contained in this Agreement to be performed or complied with by Oriental or a Vendor on or before the Closing Date will have been performed or complied with in all material respects;

     (c) all share purchase options and any other convertible securities of Oriental will be exercised for, or converted into, shares of Oriental or cancelled by the Closing Date;

     (d) at least RMB 20 million of the Shanxi Weiqida Shareholder Loan (as defined in Part 1 of Schedule A) is converted into the paid-in capital of Shanxi Weiqida Pharmaceuticals Co. Ltd., a subsidiary of Oriental, and the balance of the loan remains outstanding on the current terms of such loan as set out in the definition of the Shanxi Weiqida Shareholder Loan;

     (e)  the Vendors' Shares will represent all outstanding shares of Oriental;

     (f)  Dragon having received all of the items listed in Section 6.2; and

     (g)  the  Vendors   acknowledging  the  satisfaction  of,  or  waiving  the
     satisfaction of, the conditions set out in Section 4.1.

Waiver of Conditions by Dragon

4.4 The conditions set forth in Section 4.3 are for the exclusive benefit of Dragon and may be waived by Dragon in whole or in part on or before the Closing Date.

Conditions Precedent

4.5 The purchase and sale of the Vendors' Shares is subject to the following conditions to be satisfied on or before the Closing Date:

     (a)  the obtaining of all Regulatory Approvals; and

     (b)  the obtaining of all Consents.

                                     PART 5

                                    COVENANTS

Covenants of Oriental and Vendors

5.1 Oriental and the Vendors hereby covenant to Dragon that Oriental and the Vendors will

     (a)  use all reasonable commercial efforts to obtain the Consents,

     (b) use all reasonable commercial efforts to obtain all other necessary approvals, consents, releases or waivers, including all applicable Regulatory Approvals, as may be required to validly and effectively consummate the transactions contemplated in this Agreement,

     (c) file any documents required to be filed by them with a stock exchange or other regulatory authority that is necessary to obtain a required Regulatory Approval,

     (d) use all reasonable commercial efforts to complete the transactions contemplated in this Agreement,

     (e) except to the extent permitted or required by this Agreement or consented to by Dragon, which consent will not be unreasonably withheld, from the date of this Agreement to the Closing Date,

          (i) cause each of Oriental and each subsidiary thereof to conduct its business in the ordinary and normal course of business consistent with past practice,

          (ii) not make any bonus payments to or increase the compensation or benefits of any director, officer or employee, other than in the usual and ordinary course of business consistent with past practice or pursuant to existing contractual agreements,

          (iii) cause each of Oriental and each subsidiary thereof to use all reasonable efforts to maintain and preserve its existing goodwill and business relationships in the ordinary and normal course of business consistent with past practice,

          (iv) not permit Oriental or any subsidiary thereof to enter into any material agreements, other than in the normal and ordinary course of its business, with any third party other than Dragon, and

          (v) not permit Oriental or any subsidiary thereof to incur any debt, obligation or guarantee other than in the ordinary and normal course of business consistent with past practice nor permit any material change in the share capital of Oriental or any subsidiary thereof,

          (f) except to the extent permitted or required by this Agreement or consented to by Dragon, from the date of this Agreement up to and including the Closing Date,

               (i) not issue any shares or convertible securities in its capital or that of a subsidiary,

               (ii) except for any dividend or distribution that will be concurrently contributed back as paid-in capital, not declare any dividend on, or make other distributions in respect of its outstanding shares (or securities convertible into shares), and

               (iii) not make any distribution, payment or repayment to any non-arm's length party or enter into any non-arm's length contracts.

5.2 Notwithstanding the provisions of Section 5.1(e), Oriental will be entitled to make payments to its arm's length contractors and suppliers for the construction and initial operation of a 7-ACA production facility in Datong, China.

Covenant on Financial Statements

5.3 Oriental will supply to Dragon audited financial statements and unaudited quarterly financial statements of Oriental prepared in compliance with U.S. GAAP, in a form and covering those periods sufficient for Dragon to prepare a proxy statement or registration statement with the U.S. Securities and Exchange Commission (the "SEC") and to meet its filing requirements with applicable Canadian securities regulatory authorities and those stock exchanges or quotation systems on which the shares of Dragon are listed.

Covenant on Escrow and Hold Periods

5.4 The Vendors agree that they will comply with all hold periods and any escrow conditions imposed on them by any regulatory authority in connection with the completion of the purchase of the Vendors' Shares. If any such escrow conditions are imposed at the discretion of a Regulatory Authority, Dragon will use all reasonable commercial efforts to minimize the conditions imposed on the Vendors.

Covenants of Dragon

5.5  Dragon hereby covenants that it will

     (a) use all reasonable commercial efforts to obtain the Consents,

     (b) use all  reasonable  commercial  efforts to obtain all other  necessary approvals, consents, releases or waivers, including all applicable Regulatory Approvals, as may be required to validly and effectively consummate the transactions contemplated in this Agreement,

     (c) use all reasonable commercial efforts to complete the transactions contemplated in this Agreement,

     (d) use all reasonable commercial efforts to ensure that the Dragon Shares are, when issued, listed for trading on the Toronto Stock Exchange and on the OTC Bulletin Board,

     (e) except to the extent permitted or required by this Agreement or consented to by the Vendors, which consent will not be unreasonably withheld, from the date of this Agreement to the Closing Date,

          (i) conduct its business in the ordinary and normal course of business consistent with past practice,

          (ii) not make any bonus payments to or increase the compensation or benefits of any director, officer or employee, other than in the usual and ordinary course of business consistent with past practice or pursuant to existing contractual agreements,

          (iii) use all reasonable efforts to maintain and preserve its existing goodwill and business relationships in the ordinary and normal course of business consistent with past practice,

          (iv) not enter into any material agreements, other than in the normal and ordinary course of its business, with any third party other than Oriental and the Vendors, and

          (v) not incur any debt, obligation or guarantee other than in the ordinary and normal course of business consistent with past practice,

     (f) except to the extent permitted or required by this Agreement or consented to by the Vendors, from the date of this Agreement up to and including the Closing Date,

          (i) not issue any shares or convertible securities in its capital (other than on the exercise of convertible securities that are currently outstanding),

          (ii) not declare any dividend on, or make other distributions in respect of its outstanding shares (or securities convertible into shares), and

          (iii) not make any distribution, payment or repayment to any non-arm's length party or enter into any non-arm's length contracts.

5.6 Notwithstanding the provisions of Section 5.5(e) and Section 5.5(f), Dragon will be permitted to

     (a) settle the terms of repayment of an approximately US$3.5 million debt owed to Dragon by a director and former CEO, Dr. Longbin Liu, and

     (b) make payments of up to (euro)400,000 for the development of a new EPO cell-line with Polymun Scientific Immunbiologische Forschung GmbH.

Notification of Expenses

5.7 From the date of this Agreement to the Closing Date, Dragon and the Vendors will promptly inform the other if Dragon, Oriental or their subsidiaries enter into any agreement or undertake any conduct permitted to be completed under this Part without the consent of Dragon or the Vendors, as applicable, including hiring any new employee, signing agreements or acquiring assets, if the value of the agreement or annual financial impact is at least U.S.$100,000 in the case of Dragon and U.S.$250,000 in the case of Oriental Wave and its subsidiaries.

Exclusive Dealing

5.8 From the date of this Agreement to the Closing Date, the parties will not, directly or indirectly, solicit, initiate or encourage any expression of interest, proposal or offers from, or negotiate with, or provide information to, facilitate discussions with or otherwise co-operate in any way with, any person (other than the parties hereto) relating to

     (a) the acquisition or disposition of all or any substantial part of the issued or unissued shares of

          (i) Oriental or any of its affiliates, including the Vendors' Shares, or

          (ii) Dragon or any of its affiliates,

     (b) any arrangement, amalgamation, merger, sale of assets, take-over bid, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving

          (i) Oriental or any of its affiliates and any other party, or

          (ii) Dragon or any of its affiliates and any other party,

(each an "Alternative Transaction").

5.9 The parties agree to immediately notify each other, in writing, upon receipt of any expression of interest, proposal or offer from any person relating to any Alternative Transaction and will forthwith disclose to the other parties all relevant details thereof. Notwithstanding such notice, none of the Vendors or Oriental will respond to such expression of interest, proposal or offer (except to decline it) but Dragon may respond as provided in Section 5.10.

5.10 Nothing in this Part will prevent the board of directors of Dragon from responding to a proposal for an Alternative Transaction, or from completing an Alternative Transaction, if the board believes in good faith that they have a fiduciary duty to do so on the basis that such a transaction may result in a transaction materially more favourable to Dragon or, if applicable, its shareholders, than the Acquisition (a "Superior Alternative Transaction").

Standstill

5.11 Oriental and the Vendors hereby covenant with Dragon, for itself and on behalf of its affiliates and subsidiaries, that, absent the consent of Dragon, none of them will, whether directly or indirectly, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, joint venture, partnership, company or corporation as principal, agent, or shareholder or in any other manner whatsoever, purchase or sell any shares of Dragon (including any derivative securities) during the term of this Agreement.

No Acquisitions

5.12 From the date of this Agreement to the Closing Date,

     (a) Oriental will not, and will not permit any affiliate of Oriental to, acquire or agree to acquire by amalgamation, arrangement, merger or consolidation with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association of other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Oriental, and

     (b) except in the case of a Superior Alternative Transaction, Dragon will not, and will not permit any affiliate of Dragon to, acquire or agree to acquire by amalgamation, arrangement, merger or consolidation with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association of other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Dragon.

No Dispositions

5.13 From the date of this Agreement to the Closing Date,

     (a) Oriental will not, and will not permit any affiliate of Oriental to, sell, lease, transfer, mortgage, encumber or otherwise dispose of any material asset or cancel, release or assign any material indebtedness or claim, except in the ordinary course of business consistent with past practice, and

     (b) Dragon will not, and will not permit any affiliate of Dragon to, sell, lease, transfer, mortgage, encumber or otherwise dispose of any material asset or cancel, release or assign any material indebtedness or claim, except in the case of a Superior Alternative Transaction or in the ordinary course of business consistent with past practice.

                                     PART 6

                                     CLOSING

Closing

6.1 The Closing will take place at 10:00 a.m. local time, on August 31, 2004 (the "Closing Date") at the offices of Lang Michener at 1500 - 1055 West Georgia Street, Vancouver, BC V6E 4N7, or at such other place, date and time as may be mutually agreed upon by the Parties acting reasonably, but in any event not later than December 31, 2004.

Oriental and Vendor Deliveries

6.2 At the Closing, Oriental and each Vendor will execute and deliver or cause to be executed and delivered to Dragon the following:

     (a) share certificates representing the Vendors' Shares duly endorsed for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed, in either case, by the holders of record, together with evidence satisfactory to Dragon, acting reasonably, that Dragon or its nominee(s) have been entered upon the books of Oriental as the holder of the Vendors' Shares;

     (b) a certificate of status, compliance, good standing or like certificate with respect to Oriental and each of its subsidiaries issued by appropriate government officials of their respective jurisdictions of incorporation;

     (c) a certificate executed by each Vendor, in form and substance reasonably satisfactory to Dragon, as to

          (i) all of the representations and warranties of Oriental and each Vendor contained in this Agreement and any other related documents and instruments being true and correct in all material aspects on and as at the Closing Date and with the same force and effect as though made at such date, and

          (ii) compliance with the conditions set out in this Agreement,

     (d) the consents of the Vendors to their appointment to the board of directors of Dragon;

     (e) copies of all Consents required to be obtained by Oriental or a Vendor, in form and substance satisfactory to Dragon;

     (f) a copy of all Regulatory Approvals required to be obtained by Oriental or a Vendor, in form and substance satisfactory to Dragon;

     (g) a copy of the Escrow Agreement executed by each of the Vendors; and

     (h) all such other documents and instruments required to consummate the transactions contemplated in this Agreement, including legal opinions addressing the matters set out in Schedule D, as Dragon's legal counsel may reasonably request.

Dragon Deliveries

6.3 At the Closing, Dragon will execute and deliver or cause to be executed and delivered to the Vendors the following:

     (a) share certificates representing the Dragon Shares, duly registered in the names of the respective Vendors and in the proportions set out in
     Section 2.5;

     (b) certified copies of all resolutions of the shareholders and the board of directors of Dragon approving the entering into and completion of the transactions contemplated by this Agreement;

     (c) a certificate of status, compliance, good standing or like certificate with respect to Dragon and each of its subsidiaries issued by appropriate government officials of their respective jurisdictions of incorporation;

     (d) a certificate of an authorized senior officer of Dragon dated the Closing Date, in form and substance reasonably satisfactory to the Vendors, that

          (i) all of the representations and warranties of Dragon contained in this Agreement and any other related documents and instruments are true and correct in all material aspects on and as at the Closing Date and with the same force and effect as though made at such date,

          (ii) Dragon has complied with all the terms, covenants and conditions set out in this Agreement on its part to be complied with up to the Closing, and

          (iii) no order, ruling or determination having the effect of suspending the issuance of the Dragon Shares or ceasing the trading in any securities of Dragon is in effect and no proceedings for that purpose have been instituted or, to the knowledge of such officer, are pending or threatened or contemplated by any Regulatory Authority;

     (e) a certificate of an authorized senior officer of Dragon dated the Closing Date up-dating the information in Schedule B as to the number of outstanding Dragon Convertible Securities;

     (f) a resolution of the board of directors of Dragon appointing to the Board each of the Vendors, or such other persons as nominated by the Vendors, each of whom must be acceptable to the Regulatory Authorities having jurisdiction over such appointment, and the resignation of three persons from the five-member Board, effective at or before the Closing;

     (g) copies of all Consents required to be obtained by Dragon, in form and substance satisfactory to the Vendors;

     (h) a copy of all Regulatory Approvals required to be obtained by Dragon, in form and substance satisfactory to the Vendors;

     (i) a copy of the Escrow Agreement executed by Dragon and the escrow agent appointed under such agreement;

     (j) a copy of the letter from the Toronto Stock Exchange confirming that the Dragon Shares have been approved for listing on the Toronto Stock Exchange on issuance, subject only to the usual post-closing filing conditions; and

     (k) all such other documents and instruments required to consummate the transactions contemplated in this Agreement, including legal opinions addressing the matters set out in Schedule E, as legal counsel for the Vendors may reasonably request.

                                     PART 7

                                   TERMINATION

Termination Time

7.1 If the Closing has not occurred on or before 5:00 p.m. (Pacific Time) on December 31, 2004 (the "Termination Time"), this Agreement will be null and void and of no further force and effect at and after the Termination Time. Notwithstanding the termination of the Agreement, no Party will be released or relieved from any liability arising from the breach by such Party as of or before such time of any of its representations, warranties, covenants or agreements contained in this Agreement.

Termination at any Time

7.2 This Agreement may be terminated at any time with the written consent of each of the Parties.

7.3 The Vendors, acting jointly, may also terminate this Agreement if they notify Dragon that they do not wish to proceed with the sale of the Vendors' Shares on the basis that

     (a) there has been a material decrease in the intrinsic value of Dragon as a company, including but not limited to the value available to a proposed acquirer in the goodwill and reputation of Dragon as a public company, or

     (b) there is any indication of improper trading activity in Dragon's stock.

7.4 Dragon may terminate this Agreement at any time by notifying the Vendors that Dragon's Board has identified and decided to pursue a Superior Alternative Transaction.

                                      -17-
Fees and Expenses

7.5 Except as otherwise provided in this Agreement, Dragon, the Vendors and Oriental agree that, whether or not the proposed transactions outlined herein are consummated, they will pay their own fees and expenses, including any fee for advice or opinions incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other agreements, documents, opinions or valuations contemplated thereby or prepared in connection with the sale of the Vendors' Shares and other transactions contemplated hereunder.

7.6  Notwithstanding Section 7.5, the parties agree that

     (a) any fee payable in connection with a sponsorship report required to be filed with the Toronto Stock Exchange in order to obtain the approval of such exchange to completion of the purchase of the Vendors' Shares by Dragon, will be shared equally between Dragon, on the one hand, and the Vendors (on a joint and several basis), on the other hand, and

     (b) if this Agreement is terminated pursuant to Section 7.3(a) (other than with respect to a suit brought by Oriental, a Vendor or their affiliates, or, provided that Dragon has fulfilled its covenants hereunder, as a result of a failure to obtain shareholder or regulatory approval of the acquisition of the Vendors' Shares) or Section 7.4, Dragon will, promptly after receipt of reasonable particulars setting forth the expenses, reimburse Oriental for the reasonable expenses actually incurred by Oriental in connection with all matters relating to the Acquisition (not to exceed US$500,000) including, without limitation, fees and disbursements of counsel and auditors, consultants, and other financial advisors and travel and communication expenses.

                                     PART 8

                                 INDEMNIFICATION

Indemnity by Oriental and Vendors

8.1 Oriental and the Vendors covenant and agree on demand to indemnify and hold harmless Dragon from and against all Damages incurred by Dragon and arising, directly or indirectly, from or in connection with

     (a) any breach by Oriental or a Vendor of any representation or warranty made by such party in this Agreement, the Schedules to this Agreement, or any other certificate or document delivered pursuant to this Agreement;

     (b) any breach by Oriental or a Vendor of any covenant or obligation of such party in this Agreement; or

     (c) any claim by any person for brokerage or finder's fees or commission or similar payments based upon any agreement or understanding alleged to have been made by any such person with Oriental or a Vendor (or any person acting on any of their behalf) in connection with any of the transactions contemplated by this Agreement.

Several Liability of Vendors

8.2 The liability of each Vendor will be several only and not joint and each Vendor will be liable only for that percentage of the Damages equal to the percentage that the shareholdings of Oriental of that Vendor represents in relation to the issued and outstanding shares of Oriental.

Indemnity by Dragon

8.3 Dragon covenants and agrees on demand to indemnify and hold harmless the Vendors from and against all Damages incurred by Oriental or a Vendor and arising, directly or indirectly, from or in connection with

     (a) any breach by Dragon of any representation or warranty made by it in this Agreement, the Schedules to this Agreement, or any other certificate or document delivered pursuant to this Agreement;

     (b) any breach by Dragon of any covenant or obligation of Dragon in this Agreement; or

     (c) any claim by any person for brokerage or finder's fees or commission or similar payments based upon any agreement or understanding alleged to have been made by any such person with Dragon (or any person acting on its behalf) in connection with any of the transactions contemplated by this Agreement.

Time Limitations

8.4 If the Closing occurs, Oriental and the Vendors will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed or complied with on or before the Closing Date, unless on or before the date that is two years after the Closing Date, Dragon notifies Oriental and/or the Vendors of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Dragon.

8.5 If the Closing occurs, Dragon will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed or complied with on or before the Closing Date, unless on or before the date that is two years after the Closing Date the Vendors notify Dragon of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Vendors.

Limitation on Recovery From Vendors

8.6 If a valid claim is made under this Part by Dragon, Dragon's recovery will be limited to requiring the return by a Vendor of Dragon Closing Shares then held under the Escrow Agreement to the extent necessary to satisfy the claim. Any shares returned from escrow under this section will be credited against the amount of the claim by deducting from the amount due the product of the number of shares returned for cancellation multiplied by the weighted average trading price of the Common Shares on the principal stock exchange on which they trade for the 10 trading days commencing after a public announcement of the claim being made. Notwithstanding the foregoing, there will be no limit on the Damages that Dragon may recover from the Vendors in the case of fraud or intentional misrepresentation.

Limitation on Recovery From Dragon

8.7 If a valid claim is made under this Part by a Vendor, the Vendors' recovery will not exceed the value of the limitation on liability payments then in effect for the Vendors as set out in Section 8.6. Notwithstanding the foregoing, there will be no limit on the damages that the Vendors may recover from Dragon in the case of fraud or intentional misrepresentation.

Notice of Breach

8.8 A party will, when it has determined that it has actual (and not attributed or assumed) knowledge of facts or circumstances which give rise to a claim under this Agreement against another party, promptly notify the other parties of such facts or circumstances.

                                     PART 9

                            CONFIDENTIAL INFORMATION

Obligations Not To Disclose

9.1 Dragon, and Oriental and each Vendor, agree that this Agreement and all information about Oriental, and Dragon, respectively, obtained in connection with this Agreement and in performance of due diligence will not be disclosed to others or used other than for the activities contemplated hereunder, except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or in connection with the filing of an annual information form, prospectus or similar document, or with the written consent of the other parties provided that the provisions of this Part do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

No Liability For Actions of Third Parties

9.2 No party will be liable to the others for the fraudulent or negligent disclosure of information by any of its directors, employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information and takes legal action against any of its directors, employees, servants or agents that makes a fraudulent or negligent disclosure of such information.

                                    PART 10

                                    GENERAL

Vendors' Representative

10.1 Any amendment, modification, supplement, approval, consent, waiver or termination of any provision of this Agreement that may or must be delivered by the Vendors under this Agreement, may be executed and delivered solely by Yan-Lin Han on behalf of all of the Vendors and, when so executed and delivered, will be binding on all the Vendors.

Survival of Representations, Warranties and Covenants

10.2 The representations, warranties and covenants of the Parties contained in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years and will not be discharged, dissolved or terminated by the Closing.

Modifications, Approvals and Consents

10.3 No amendment, modification, supplement, approval, consent, waiver or termination of any provision of this Agreement will be effective unless made in writing and signed by each of the Parties having rights under this Agreement at that time and then only in the specific instance and for the specific purpose given; provided, however, that, if the amendment is of a type requiring shareholder approval, the amendment will be valid only when such shareholder approval is obtained.

Time of Essence

10.4 Time will be of the essence of this Agreement.

Successors

10.5 This Agreement will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

10.6 This Agreement may not be assigned by any Party without the written consent of the other Parties.

Press Releases

10.7 No Party will, and each Party will ensure that its affiliates, directors, officers, employees and agents will not, issue any press release or make any public statement related to this Agreement, the agreements and instruments entered into pursuant to this Agreement or the transactions contemplated hereunder or thereunder, without the prior consent of the other Parties, except to the extent unless such press release or public statement is required by law, in which case the party required to issue the press release or make the public statement will use its commercially reasonable efforts to obtain the prior approval of the other parties as to the form, nature and extent of the disclosure.

Notices

10.8 Any notice required or permitted to be given under this Agreement must be in writing and must be delivered or sent by facsimile transmission addressed as applicable as follows:

                    (a) if to Dragon at:

                           1900 - 1055 West Hastings Street
                           Vancouver, British Columbia  V6E 2E9
                           Attention:  Chief Executive Officer
                           Facsimile:  1-604-669-4243

                           with a copy to:

                           Lang Michener LLP
                           Barristers & Solicitors
                           1500 - 1055 West Georgia Street
                           P.O. Box 11117
                           Vancouver, BC  V6E 4N7
                           Attention:  Leo Raffin
                           Facsimile:  (604) 685-7084

                    (b) if to the Vendors as follows:

                           Yan-Lin Han
                           Zhan-Guo Weng
                           c/o Shanxi Weiqida Pharmaceutical Co. Ltd.
                           Datong Economic and Technology Development Zone Shanxi, China 037300
                           Facsimile:  + 86 352 6116451

                           Xue-Mei Liu
                           c/o Yongfeng Enterprise
                           9/F, Tower B, Yingjia Center
                           No. 2, Dongsanhuan Nanlu
                           Chaoyang District, Beijing, China 100022
                           Facsimile:  + 86 10 6566 2924

                    (c) if to Oriental, at:

                           c/o Yan-Lin Han
                           Shanxi Weiqida Pharmaceutical Co. Ltd.
                           Datong Economic and Technology Development Zone Shanxi, China 037300
                           Facsimile:  + 86 352 6116451

                           with a copy to:

                           Bull, Housser & Tupper
                           Barristers & Solicitors
                           3000 - 1055 West Georgia Street
                           P.O. Box 11130
                           Vancouver, BC  V6E 3R3
                           Attention:   Marion V. Shaw
                           Facsimile:   (604) 641-4949

or to such other address as any Party may specify by notice in writing to the other.

Delivery

10.9 A notice delivered or sent in accordance with the preceding section will be deemed to be given and received

     (a) at 9:00 a.m. on the day of delivery or receipt at the place of delivery or receipt if that day is a Business Day at that place and the delivery or receipt is before that time on that day,

     (b) at the time of delivery or receipt if received on or after 9:00 a.m. and before 4:00 p.m. at the place of delivery or receipt on a day that is a Business Day at that place, and

     (c) at 9:00 a.m. at the place of delivery or receipt on the next day that is a Business Day at that place, if delivered or received on a day that is not a Business Day at that place or after 4:00 p.m. at that place.

Language of Document

10.10 All correspondence in respect of this Agreement or the enforcement of rights of the parties hereunder will be made in the English language only.

Arbitration

10.11 A dispute ("Dispute") between the parties as to of the interpretation of this Agreement, as to a matter to be agreed under this Agreement or otherwise arising under this Agreement, will be determined by arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia) based upon the following:

     (a) the arbitration will be initiated by a party to the Dispute delivering a written notice to the other party to the Dispute setting out a description of the Dispute to be submitted to arbitration;

     (b) the arbitration tribunal will consist of one arbitrator appointed by mutual agreement of the Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, by an arbitrator appointed pursuant to the Commercial Arbitration Act (British Columbia);

     (c) the arbitrator must be qualified by education and training to pass upon the particular matter to be decided;

     (d) the arbitrator will be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the submission of the Dispute to arbitration;

     (e) after written notice is given to refer any Dispute to arbitration, the Parties will meet within 15 Business Days of delivery of the notice and will negotiate in good faith any changes in these arbitration provisions or the rules of arbitration which are herein adopted, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk;

     (f) the arbitration will take place in Vancouver, British Columbia;

     (g) the arbitration decision will be given in writing and will be final and binding on the Parties, not subject to any appeal, and will deal with the question of costs of arbitration and all related matters;

     (h) judgment upon any award may be entered in any Court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be;

     (i) all Disputes referred to arbitration (including the scope of the agreement to arbitrate, any statute of limitations, set-off claims, conflict of laws rules, tort claims and interest claims) will be governed by the substantive law of British Columbia; and

     (j) the Parties agree that the arbitration will be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) shall not be disclosed beyond the arbitrator, the Parties, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

Further Assurances

10.12 Each Party will, on demand by any other Party, execute and deliver such further documents and instruments and do all such acts and things as the other Party may either before or after the Closing Date reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

Governing Law

10.13 This Agreement is and will be deemed to be made in British Columbia and for all purposes will be governed exclusively by and construed and enforced in accordance with the laws prevailing in British Columbia, and the rights and remedies of the parties will be determined in accordance with those laws.

Attornment

10.14 Each party irrevocably and exclusively attorns to the jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover, and any proceeding commenced or maintained by a party in respect of this Agreement will be commenced or maintained only in such of those courts as is appropriate.

Entire Agreement

10.15 Except for the Confidentiality Agreement dated effective April 1, 2003, which remains in force in accordance with its terms, this Agreement and all Schedules hereto contain the entire agreement among the Parties in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and the Schedules hereto.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.


DRAGON PHARMACEUTICAL INC.


Per:     /s/ Alexander Wick
         -----------------------------------
         Dr. Alexander Wick
         President and Chief Executive Officer


ORIENTAL WAVE HOLDING LTD.


Per:     /s/ Yan-Lin Han
        ------------------------------------
         Mr. Yan-Lin Han





Signed, Sealed and Delivered by Yan-Lin Han )
in the presence of:                         )
                                            )
                                            )
/s/ Garry Wong                              )   /s/ Yan-Lin Han
--------------------------------------------)    --------------------------
Witness (Signature)                         )   YAN-LIN HAN
                                            )
Garry Wong                                  )
--------------------------------------------)
Name (please print)                         )
                                            )
1900 - 1055 West Hasting St.                )
--------------------------------------------)
Address                                     )
                                            )
Vancouver, BC                               )
--------------------------------------------)
City, Province                              )
                                            )
Manager                                     )
--------------------------------------------)
Occupation

Signed, Sealed and Delivered by Zhan-Guo    )
Weng in the presence of:                    )
                                            )
                                            )
                                            )
/s/ Ellen Wei                               )    /s/ Zhan-Guo Weng
--------------------------------------------)    ----------------------------
Witness (Signature)                         )    ZHAN-GUO WENG
                                            )
Ellen Wei                                   )
--------------------------------------------)
Name (please print)                         )
                                            )
--------------------------------------------)
Address                                     )
                                            )
--------------------------------------------)
City, Province                              )
                                            )
--------------------------------------------)
Occupation                                  )


Signed, Sealed and Delivered by Xue-Mei Liu )
in the presence of:                         )
                                            )
                                            )
   /s/                                      )    /s/ Xye-Mei Liu
--------------------------------------------)    -----------------------------
Witness (Signature)                         )    XUE-MEI LIU
                                            )
--------------------------------------------)
Name (please print)                         )
                                            )
--------------------------------------------)
Address                                     )
                                            )
--------------------------------------------)
City, Province                              )
                                            )
--------------------------------------------)
Occupation                                  )

                                   SCHEDULE A

                         Representations and Warranties

PART 1   Definitions

In this Schedule A, including all appendices attached hereto, except as otherwise expressly provided or unless the context otherwise requires, capitalized words and terms have the meaning ascribed to them in the Agreement and

"Accounts Receivable" means, with respect to any Person, accounts receivable, trade accounts receivable, notes receivable, book debts and other debts due or accruing due to that Person, and the full benefit of any related security;

"Affiliate" has the meaning ascribed to it in the Canada Business Corporations Act (Canada) as at the date of this Agreement;

"Applicable Law" means

     (a) any statute, law (including common and civil law), code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise),

     (b) any judgement, order, writ, injunction, decision, ruling, decree or award,

     (c) any regulatory policy, practice or guideline, or

     (d) any Approval,

of any Regulatory Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of that Person;

"Approval" means any franchise, licence, qualification, authorization, consent, certificate, registration, exemption, waiver, filing, grant, notification, privilege, right, order, judgement, ruling, directive, permit or other approval;

"Assets" means, with respect to any Person, all undertakings, property, assets, rights and interests of that Person, including

     (a) all equity contribution, ownership and shareholder rights and interests of that Person in another Person,

     (b) the Real Property of that Person and all rights and interests of that Person in and to its Real Property Leases, including prepaid rents, security deposits, options to renew or purchase, rights of first refusal under the Real Property Leases and all leasehold improvements owned by that Person,

     (c) the Personal Property of that Person and all rights and interests of that Person in and to its Personal Property Leases, including prepaid rents, security deposits and options to renew or purchase,

     (d) the Accounts Receivable of that Person,

     (e) all rights and interests of that Person under or pursuant to all warranties, representations and guarantees, express, implied or otherwise, of or made by suppliers or others in connection with its Assets,

     (f) the Intellectual Property of that Person,

     (g) all rights and interests of that Person in and to all Contracts to which that Person is a party or by which any of its Assets or Business is bound or affected,

     (h) all Approvals issued to that Person, (i) the Books and Records of that Person,

     (j) all prepaid charges, deposits, sums and fees paid by that Person before the Closing, (k) all goodwill of that Person, including the present telephone numbers, internet domain addresses and other communications numbers and addresses of that Person, and all proceeds of any or all of the foregoing received or receivable after the Closing;

"Associate" has the meaning ascribed to it in the Canada Business Corporations Act (Canada) as at the date of this Agreement;

"Aurobindo Tongling" means Aurobindo Tongling (Datong) Pharmaceutical Co., Ltd.;

"Books and Records" means, with respect to any Person, all books, records, files and papers of that Person, including computer and software programs and all source code thereof, computer manuals, computer data, financial and tax working papers, financial and tax books and records, business reports, business plans and projections, sales and advertising materials, sales and purchases records and correspondence, trade association files, copies of applications for Material Approvals and Material correspondence with third parties (including Governmental Authorities) relating to the Approvals, research and development records, lists of present and former customers and suppliers, personnel and employment records, minute and share certificate books, and all copies and recordings of the foregoing;

"Business" means, with respect to any Person, the business carried on currently and prior to the date of this Agreement by that Person;

"Canadian First" means Canadian First Pharmaceutical Co., Ltd.;

"Contract" means any agreement, contract, indenture, lease, deed of trust, licence, option, undertaking, promise or any other commitment or obligation, whether oral or written, express or implied;

"Claim" means

     (a) any suit, action, dispute, investigation, claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative,

     (b) any other proceeding, or (c) any appeal or application for review,

at law or in equity or before or by any Regulatory Authority;

"Datong No. 2 Pharma" means Datong No. 2 Pharmaceutical Factory;

"Datong Pharma" means Datong Pharmaceutical Factory;

"Domestic Shanxi Weiqida" means Shanxi Weiqida Pharmaceutical Co., Ltd., a domestic People's Republic of China company;

"Dragon Financial Statements" means the audited financial statements of Dragon for the one-year period ended on the Financial Statement Date;

"Dragon Subsidiary" means any one of Dragon Pharmaceuticals (Canada) Inc., Allwin Newtech Ltd., Allwin Biotrade Ltd., Nanjing Huaxin Bio-pharmaceutical Co., Ltd. and Sanhe Kailong Biopharmaceutical Co., Ltd. and "Dragon Subsidiaries" means, collectively, each Dragon Subsidiary;

"Encumbrance" means any mortgage, charge, pledge, hypothecation, security interest, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, licence, assignment, option or claim or any other encumbrance or title defect of whatsoever nature or kind, regardless of form, whether or not registered or registrable and whether or not consensual or arising at law (statutory or otherwise);

"Environmental Contamination" means the release, discharge or existence of any substance harmful to public health, employee health or safety or the environment including any Hazardous Material or any other pollutant or contaminant;

"Environmental Protection Laws" means all Canadian or non-Canadian statutes, regulations, laws, by-laws, rules, permits, codes, ordinances, orders, directives, policies, standards, guidelines and lawful requirements of any competent authority in force from time to time and all judicial and administrative decisions with respect to protection of the environment, public health, occupational health and safety or regulating Hazardous Materials or Environmental Contamination or with respect to the storage, manufacture, disposal, treatment, generation, use, transport, remediation, release into the environment of or the exposure to Hazardous Materials;

"Equity Interest" means, with respect to any Person, any and all present or future shares, units, trust units, partnership, contribution or other interest, participation or other equivalent right in that Person's equity or capital, however designated and whether voting or non-voting;

"Financial Statement Date" means December 31, 2003;

"Hazardous Materials" means radioactive materials, pollutants, contaminants, hazardous, flammable, explosive, corrosive or toxic substances or special waste of any kind and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release of which is prohibited, controlled, regulated or licensed by an applicable Regulatory Authority;

"Information Technology" means, with respect to any Person, the computer equipment and associated peripheral devices and the related operating and application systems and other software used, owned, leased or licensed by that Person;

"Intellectual Property" means, with respect to any Person, all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases and such similar instruments or rights which are recognized in any jurisdiction, and all trade secrets, know-how, product Approvals, manufacturing Approvals (including Certificates of Good Manufacturing Practices for Pharmaceutical Products) and all other Approvals to produce and market pharmaceutical products owned or used by that Person or in which that Person has any right or interest;

"Land Use Right No. 1" means  the land use  right  granted  to  Domestic  Shanxi
Weiqida in respect of a piece of land located at Fanzhuang Village, Datong Development District, South of Dayang Line, Datong City, having a total area of 38,637 square meters;

"Material" means of such a nature or amount as would reasonably be regarded as significant in relation to the subject matter or in relation to the capital, prospects, condition (financial or otherwise) or results of operation of the Person to which reference is made and "Materially" has a corresponding meaning;

"Material Adverse Change" and "Material Adverse Effect" means any change or effect that Materially adversely affects the ability of any Person to conduct its Business after the Closing Date substantially as its Business has been conducted to the date of this Agreement;

"Material Contract" means, with respect to any Person, any Contract to which that Person is a party or by which that Person or any of its Assets are bound or attached, which involves or may reasonably involve a payment to or by that Person in excess of $250,000 in the case of Oriental or Shanxi Weiqida or $100,000 in the case of Dragon over the term of the Contract;

"Ordinary Course" means, with respect to an action taken by any Person, that the action is consistent with the past practices of that Person and is taken in the normal day-to-day operations of that Person;

"Oriental Financial Statements" means the audited financial statements of Oriental for the two-year period ended on the Financial Statement Date;

"OTCBB" means the OTC Bulletin Board;

"Personal Property" means, with respect to any Person, each item of machinery, equipment, furniture, motor vehicles and other personal property owned or leased by that Person (including those in possession of third parties) which had a book value of more than $24,000 in the accounting records of that Person determined in accordance with GAAP, as at the date of the most recently completed financial year of that Person or is otherwise Material to its Business;

"Personal Property Leases" means, with respect to any Person, all equipment leases, chattel leases, rental agreements, conditional sales agreements and similar Contracts in respect of any Assets other than Real Property to which that Person is a party;

"Real  Property"  means,  with  respect  to  any  Person,   all  real  property,
appurtenances and interests therein, including land use rights, owned or leased by that Person (including those in possession of third parties);

"Real Property Leases" means, with respect to any Person, all leases and Contracts in the nature of a lease (including all renewals, assignments and subleases and agreements to lease) in respect of any Real Property to which that Person is a party;

"Regulatory Authority" means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof and includes any Person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government by which Oriental, Shanxi Weiqida, the Vendors or Dragon or their respective Business and Assets is bound or to which any of the foregoing is subject, including any stock exchange on which any of their securities trade;

"SEC" means the U.S. Securities and Exchange Commission;

"Shanxi Weiqida" means Shanxi Weiqida Pharmaceutical Co., Ltd., a foreign invested People's Republic of China company;

"Shanxi Weiqida Shareholder Loan" means the interest-free loan in the amount of RMB42,000,000 made by Shanxi Tongling Pharmaceutical Co., Ltd. to Shanxi
Weiqida, the repayment terms of which are RMB20,000,000 to be repaid on or before the Closing Date through conversion into a RMB20,000,000 capital contribution to Shanxi Weiqida by Oriental as contemplated in Section 4.3(d) of the Agreement, RMB 11,000,000 to be repaid on December 31, 2005 and RMB11,000,000 to be repaid on May 30, 2006;

"Tax Laws" means means all Canadian or non-Canadian statutes, regulations, laws, by-laws, rules, permits, codes, ordinances, orders, directives, policies, standards, guidelines and lawful requirements of any competent authority in force from time to time and all judicial and administrative decisions with respect to Taxes;

"Taxes" means all taxes, charges, fees, levies or other assessments payable under foreign laws or the laws of Canada or any province, municipality or other political subdivision thereof, including, without limitation, income taxes, excise taxes, sales taxes, goods and services taxes, value added taxes, transfer taxes, property taxes, capital taxes, import and customs duties, employment, payroll, withholding, business, mining or other taxes, and other governmental charges and assessments, and includes additions by way of penalties, interest and fines and other amounts with respect thereto;

"Tongzhen" means Shanxi Tongzhen Pharmaceutical Co., Ltd.; and

"TSX" means the Toronto Stock Exchange.

PART 2 Representations and Warranties of Each Vendor Relating to the Vendor and the Vendors' Shares Owned by the Vendor

1.  Authority.  The  Vendor  has all
necessary legal right, authority and capacity to execute and deliver this Agreement, to transfer the legal and beneficial title and ownership of the Vendors' Shares owned by the Vendor to Dragon and to perform all of the Vendor's obligations hereunder.

2. Enforceability. This Agreement has been duly executed and delivered by the Vendor and (assuming due execution and delivery by the other parties) is a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the Contracts and instruments required by this Agreement to be delivered by the Vendor at the Closing will have been duly executed and delivered by the Vendor and (assuming due execution and delivery by the other parties thereto) will be enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally, except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction and rights to indemnity and the ability to sever unenforceable terms may be limited by applicable law.

3.
Consents. Except as disclosed in this Agreement, no Approval of any Person, and no registration, declaration or filing by the Vendor with any Person, is required in order for the Vendor to,

     (a) incur the Vendor's obligations pursuant to this Agreement,

     (b) execute and deliver this Agreement and all other documents and instruments to be delivered by the Vendor pursuant to this Agreement,

     (c) duly perform and observe the terms and provisions of this Agreement and each other Contract or instrument to be entered into pursuant to this Agreement, including the indirect transfer of control over Shanxi Weiqida, and

     (d) render this Agreement legal, valid, binding and enforceable on the Vendor.

4. No Conflict. The execution, delivery and performance by the Vendor of this Agreement and the completion of the Closing will not (whether after the lapse of time, giving of notice or both), result in

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any of the Vendor's obligations, under

          (i) any Contract to which the Vendor is a party or by which any of the Vendor's Assets are bound or affected,

          (ii) any Approval issued to or held by or for the benefit of the Vendor or necessary to ownership of the Vendors' Shares owned by the Vendor,

          (iii) any judgment, decree, order or award of any court, Regulatory Authority or arbitrator having jurisdiction over the Vendor, or

          (iv) any Applicable Law,

     (b) the creation of any Encumbrance on any of the Vendors' Shares owned by the Vendor, or

     (c) the requirement of any Approval from any of the Vendor's creditors.

5. No Claims. There are no Claims (whether or not on the Vendor's behalf) pending or outstanding or, to the Vendor's knowledge, threatened against the Vendor which could reasonably be expected to adversely affect the Vendors' Shares owned by the Vendor or its ability to perform its obligations under this Agreement. To the Vendor's knowledge there is not any factual or legal basis on which any such bona fide Claim might reasonably be expected to be commenced.

6. Ownership of Vendor's Shares. The Vendor is the registered and beneficial owner of the Vendors' Shares owned by the Vendor, with good and marketable title thereto, free and clear of all Encumbrances, and has the exclusive right to dispose of such Vendors' Shares as provided in this Agreement. None of the Vendors' Shares owned by the Vendor are subject to (i) any Contract or restriction which in any way limits or restricts the transfer to Dragon of such Vendors' Shares; or (ii) any voting trust, pooling agreement, shareholder agreement, voting agreement or other Contract, arrangement or understanding with respect to the voting of any or all of such Vendors' Shares which will not have been terminated before the Closing. On completion of the Closing, the Vendor will have no ownership interest in Oriental, whether direct or indirect, actual or contingent, and Dragon will have good title to the Vendors' Shares owned by the Vendor, free and clear of all Encumbrances.

7. Vesting of Title to Vendors'
Shares. The consummation of the transactions contemplated in this Agreement will vest in Dragon sole legal and beneficial title to the Vendors' Shares owned by the Vendor free and clear of any Encumbrances effective on the Closing Date.

8. No Other Agreements to Purchase. No Person other than Dragon has any Contract or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a Contract for the purchase or acquisition from the Vendor of any of the Vendors' Shares owned by the Vendor.

9. Solvency. The Vendor is not an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other similar legislation in any jurisdiction and has not made an assignment in favour of, or a proposal in bankruptcy to, the Vendor's creditors or any class thereof, and no petition for a receiving order has been presented in respect of the Vendor. The Vendor has not initiated proceedings with respect to a compromise or arrangement with the Vendor's creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of the Vendor or any of the Vendor's Assets (including the Vendors' Shares owned by the Vendor) and no execution or distress has been levied on any of the Vendor's Assets (including the Vendors' Shares owned by the Vendor), nor have any proceedings been commenced in connection with any of the foregoing.

10. No Undisclosed Information. The Vendor does not have any information or knowledge of any fact or circumstance which adversely affects the Vendor's ability to complete the transactions contemplated in this Agreement that has not been disclosed to Dragon pursuant to this Agreement and neither this Agreement nor any other document or certificate furnished to Dragon by the Vendor in connection with such transactions contains any Material error or omission or untrue, misleading or incomplete statement of Material fact.

11. Independent Legal Advice. Before the execution of this Agreement, the Vendor has read and fully understands the terms of this Agreement and has had the opportunity to seek independent legal advice with respect to the matters addressed in this Agreement, and has obtained such independent legal advice or has determined such advice is not required and the Vendor fully understands and accepts the terms of this Agreement. The Vendor confirms that the Vendor is executing this Agreement freely, voluntarily and without duress.

12. Validity. All of the foregoing representations and warranties of the Vendor will be true and correct on the Closing Date as if made on that date.

PART 3 Representations and Warranties of Oriental and Each Vendor Relating to Oriental and Shanxi Weiqida

1. Oriental Status. Oriental is duly incorporated and organized, and is validly existing, under the laws of the British Virgin Islands and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction. Oriental carries on its Business only in the People's Republic of China, and has made all filings and holds all registrations, licensing and other qualifications to carry on its Business in such jurisdictions.

2. Subsidiaries of Oriental. Except for Shanxi Weiqida, Oriental has not owned, does not own, and does not have any Contract to acquire or lease, directly or indirectly, any Equity Interest in, or any proprietary interest in the Assets or Business of, any other Person.

3. Ownership of Shanxi Weiqida. Oriental owns and has good and marketable title to the entire Equity Interest in Shanxi Weiqida as the legal and beneficial owner free and clear of all Claims and Encumbrances and such Equity Interest has been duly registered.

4. Shanxi Weiqida Status. Shanxi Weiqida is duly incorporated and organized, and is validly subsisting, under the laws of the People's Republic of China and is up-to-date in the filing of all corporate and similar returns under the laws of that jurisdiction. Shanxi Weiqida carries on its Business only in the People's Republic of China, and has made all filings and holds all registrations, licensing and other qualifications to carry on its Business in such jurisdictions.

5. Subsidiaries of Shanxi Weiqida. Shanxi Weiqida has not owned, does not own, and does not have any Contract to acquire or lease, directly or indirectly, any Equity Interest in, or any proprietary interest in the Assets or Business of, any other Person.

6. Corporate Power and Capacity. Each of Oriental and Shanxi Weiqida has the corporate power and corporate capacity to carry on their Business and to own their Assets and Oriental has the corporate power and corporate capacity to enter into this Agreement and perform its obligations hereunder.

7. Share Capital of Oriental. The authorized share capital of Oriental consists of 50,000 shares all of which are issued and outstanding. Each of the issued and outstanding shares of Oriental has been duly and validly issued and is outstanding as a fully paid and non-assessable share in the capital of Oriental and

     (a) Yan-Lin Han is the registered and beneficial owner of 35,000 shares,

     (b) Zhan-Guo Weng is the registered and beneficial owner of 10,000 shares; and

     (c) Xue-Mei Liu is the registered and beneficial owner of 5,000 shares.

8. Rights to Purchase Oriental Shares. Except as provided in this Agreement, no Person has any right or Contract, present or future, contingent or absolute, or any right capable of becoming a right or Contract, for the acquisition of any Equity Interest in Oriental.

9. Share Capital of Shanxi Weiqida. Oriental owns 100% of the Equity Interest in Shanxi Weiqida and is the only Person obligated to make additional capital contributions to Shanxi Weiqida.

10. Rights to Purchase Shanxi Weiqida Shares. Except for Oriental, no Person has any right or Contract, present or future, contingent or absolute, or any right capable of becoming a right or Contract, to make any capital contribution, or for the acquisition of any Equity Interest, in Shanxi Weiqida.

11. Directors and Officers. The directors of Oriental are as follows:

         Directors:        Yan-Lin Han
                           Zhan-Guo Weng
                           Xue-Mei Liu

and the directors and officers of Shanxi Weiqida are as follows:

         Directors:        Yan-Lin Han
                           Zhan-Guo Weng
                           Xue-Mei Liu
                           Qing-Ming Liu

         Officers:         Yan-Lin Han - Legal Representative
                           Zhan-Guo Weng - General Manager

12. Enforceability. This Agreement and all other Contracts and instruments to be executed and delivered by Oriental pursuant to this Agreement have been duly authorized, executed and delivered by Oriental and constitute legal, valid and binding obligations of Oriental and are enforceable against Oriental in accordance with their terms, except to the extent that

     (a) the availability of equitable remedies is subject to the discretion of applicable judicial authority,

     (b)   enforceability   may   be   limited   by   bankruptcy,    insolvency,
     reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally, and

     (c) rights to indemnity and the ability to sever unenforceable terms may be limited by applicable law.

13. Consents. Except as expressly set out in this Agreement, no Approval of any Person, and no registration, declaration or filing by Oriental or Shanxi Weiqida with any Person, is required in order for Oriental to,

     (a) incur its respective obligations pursuant to this Agreement,

     (b) execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant to this Agreement,

     (c) duly perform and observe the terms and provisions of this Agreement and any other agreements or instruments to be entered into pursuant to this Agreement, including the indirect transfer of control over Shanxi Weiqida, and

     (d) render this Agreement legal, valid, binding and enforceable on them.

14. No Conflict. The execution, delivery and performance by Oriental of this Agreement and the completion of the Closing will not (whether after the lapse of time, giving of notice or both), result in

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Oriental or Shanxi Weiqida, under

          (i) any Contract to which Oriental or Shanxi Weiqida is a party or by which any of their undertakings or Assets are bound or affected,

          (ii) any provision of their constating documents, by-laws, articles or resolutions of their boards of directors (or any committees thereof) or shareholders,

          (iii) any Approval issued to, held by or for the benefit of, Oriental or Shanxi Weiqida,

          (iv) any judgment, decree, order or award of any court, Regulatory Authority or arbitrator having jurisdiction over Oriental or Shanxi Weiqida, or

          (v) any Applicable Law,

     (b) the creation of any Encumbrance on any of the Assets of Oriental or Shanxi Weiqida, or

     (c) the requirement of any Approval from any of the creditors of Oriental or Shanxi Weiqida.

15. No Claims. There are no Claims (whether or not on behalf of Oriental or Shanxi Weiqida) pending or outstanding or, to Oriental's or the Vendor's knowledge, threatened against Oriental or Shanxi Weiqida which could reasonably be expected to adversely affect any of their Assets or Oriental's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on Oriental or Shanxi Weiqida. To Oriental's knowledge there is not any factual or legal basis on which any such bona fide Claim might reasonably be expected to be commenced.

16. Solvency. Neither Oriental nor Shanxi Weiqida is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other similar legislation in any jurisdiction and neither of them has made an assignment in favour of, or a proposal in bankruptcy to its, respective creditors or any class thereof, and no petition for a receiving order has been presented in respect of Oriental or Shanxi Weiqida. Neither Oriental nor Shanxi

Weiqida has initiated proceedings with
     respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Oriental or Shanxi Weiqida or any of their Assets and no execution or distress has been levied on any of their Assets, nor have any proceedings been commenced in connection with any of the foregoing.

17. No Undisclosed Information. Oriental and the Vendor do not have any information or knowledge of any fact or circumstance which adversely affects Oriental's ability to complete the transactions contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to Dragon by Oriental in connection with such transactions contains any Material error or omission or untrue, misleading or incomplete statement of Material fact. 18. Asset Acquisitions.

     (a) All of the

          (i) Assets of Domestic Shanxi Weiqida, Datong No. 2 Pharma and Datong Pharma,

          (ii) injectable and capsule pharmaceutical production line and product Assets of Aurobindo Tongling, and

          (iii) pharmaceutical product Approvals of Tongzhen,

     were duly transferred to Shanxi Weiqida and such Asset transfers were duly completed in accordance with the terms of all applicable agreements, decrees, bankruptcy proceedings and Applicable Law, such bankruptcy proceedings extinguished all claims to such Assets by all Persons other than Shanxi Weiqida and there are no outstanding rights, obligations or Claims of any Person with respect to such agreements, decrees, bankruptcy proceedings, Assets or Asset transfers that are not reported in the Oriental Financial Statements.

     (b) The agreement among Datong Economic Committee, Datong No. 2 Pharma and Shanxi Weiqida under which Shanxi Weiqida assumed responsibility for all of the employees of Datong No. 2 Pharma has been duly and fully performed in accordance with the terms of that agreement and all Applicable Law and there are no outstanding rights, obligations or Claims of any Person with respect to such agreement or assumption of employees.

     (c) Except as described herein, Shanxi Weiqida has not entered into and is not bound by any Contract for the acquisition of Assets related to the right to produce any product.

     (d) Each of Domestic Shanxi Weiqida, Tongzhen, Datong No. 2 Pharma and Datong Pharma has been dissolved and is not a validly existing entity.

19. Conduct of Business. Except as expressly permitted pursuant to this Agreement, neither Oriental nor Shanxi Weiqida have, since April 4, 2004, directly or indirectly sold any Assets or entered into any Contract or transaction that will affect their Business other than in the Ordinary Course of their Business. Each of Oriental and Shanxi Weiqida has complied with, and has conducted and is conducting their Business in compliance in all Material respects with, all Applicable Law. Their Business is the only business operation carried on by Oriental and Shanxi Weiqida and their Assets are sufficient to permit the continued operation of their Business from and after the Closing Date in substantially the same manner as conducted in the one-year period immediately preceding the date of this Agreement.

20. Corporate Records. The corporate records of Oriental and Shanxi Weiqida contain complete and accurate records of all resolutions passed by such companies' shareholders and directors since the date of such companies' incorporation and all other matters required to be recorded therein under the laws of their respective jurisdictions of incorporation and Business. All Material transactions affecting Oriental and Shanxi Weiqida have been properly recorded or filed in their respective corporate and other record books. The registers, including the securities registers and registers of directors and officers, of Oriental and Shanxi Weiqida are complete and accurate and will, on the Closing Date, reflect all transactions contemplated by this Agreement.

21. Financial Records. The system of internal accounting controls is sufficient to provide reasonable assurances that all Material transactions affecting Oriental or Shanxi Weiqida are executed in accordance with management's general or specific authorization and that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for Assets.

22. Financial Statements. The Oriental Financial Statements are true, correct and complete in every Material respect, have been prepared in accordance with GAAP and fairly and accurately reflect in every Material way the financial position of Oriental and Shanxi Weiqida as at the date thereof and, in particular, all Assets and all liabilities and obligations, due or accruing, contingent or absolute, liquidated or unliquidated, of Oriental and Shanxi Weiqida except for claims against third parties and insured claims not required to be disclosed under GAAP.

23. Undisclosed Liabilities. Neither Oriental nor Shanxi Weiqida has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, and none of them is a party to or bound by any Contract of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to the liabilities, obligations, indebtedness or commitments (whether accrued, absolute, contingent or otherwise) of any Person, that are not disclosed in the Oriental Financial Statements or disclosed in the schedules or appendices to this Agreement, other than liabilities, obligations, indebtedness and commitments in respect of trade or business obligations incurred after the Financial Statement Date in the Ordinary Course of their Business, that do not exceed U.S.$5,000 in the aggregate and that are not Materially adverse to Oriental, Shanxi Weiqida or their Business.

24. Accounts Receivable. All Accounts Receivable of Oriental and Shanxi Weiqida are bona fide and good and have been incurred in the Ordinary Course of their Business. Subject to an allowance for doubtful accounts that has been reflected on the books of Oriental and Shanxi Weiqida in accordance with GAAP, all such Accounts Receivable are collectible at their full face value in the Ordinary Course of their Business without set-off or counterclaim. None of such Accounts Receivable is due from an Affiliate or Associate of Oriental or Shanxi Weiqida, from any of the Vendors or an Affiliate or Associate of any of the Vendors or any employee of Oriental, Shanxi Weiqida or an Affiliate or Associate of Oriental or Shanxi Weiqida.

25. Intellectual Property.

     (a) Appendix A-3-25 contains a complete and accurate list of the Intellectual Property of Oriental and Shanxi Weiqida and of all Contracts that comprise or relate to their Intellectual Property and sets out complete and accurate particulars of all registrations or applications for registration of their Intellectual Property.

     (b) Except as set out in Appendix A-3-25, Oriental or Shanxi Weiqida is the beneficial owner of their Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any Contract or other obligation whatsoever that limits or impairs their ability to sell, transfer, assign or convey, or that otherwise affects, their Intellectual Property. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property of Oriental or Shanxi Weiqida.

     (c) The Intellectual Property of Oriental and Shanxi Weiqida comprises all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases and such similar instruments or rights which are recognized in any jurisdiction, and all trade secrets and know-how and all other industrial or intellectual property necessary to conduct the Business of Oriental and Shanxi Weiqida. The conduct of the Business of Oriental and Shanxi Weiqida does not infringe on the patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases and such similar instruments or rights which are recognized in any jurisdiction or trade secrets of any other Person.

     (d) Oriental and the Vendor

          (i) do not have any knowledge of any infringement or breach of any industrial or intellectual property rights of any other Person by Oriental or Shanxi Weiqida,

          (ii) have not received and do not have any knowledge of any notice that the conduct of their Business, including the use of their Intellectual Property, infringes on or breaches any industrial or intellectual property rights of any other Person,

          (iii) do not have any knowledge of any infringement or breach of the rights of Oriental or Shanxi Weiqida in their Intellectual Property, and

          (iv) do not have any knowledge of any state of facts that casts doubt on the validity or enforceability of any of their Intellectual Property.

26. Information Technology.

     (a) The Information Technology of Oriental and Shanxi Weiqida adequately meets the data processing needs of the Business, operations and affairs of each of Oriental and Shanxi Weiqida, in each case as presently conducted and as currently contemplated to be conducted, and Oriental and Shanxi Weiqida have obtained all necessary rights to use their Information Technology, as presently conducted and as currently contemplated to be conducted, in accordance with all Applicable Laws and without violating the Intellectual Property rights of any Person. Oriental and Shanxi Weiqida have taken appropriate action by instruction, agreement or otherwise with their employees or other Persons permitted access to system application programs and data files used in their Information Technology to protect against unauthorized access, use, copying, modification, theft and destruction of those programs and files. The data processing and data storage facilities of Oriental and Shanxi Weiqida are adequate and properly protected. Oriental and Shanxi Weiqida have arranged for back-up data processing services adequate to meet their data processing needs in the event their Information Technology or any of their components is rendered temporarily or permanently inoperative as a result of a natural or other disaster.

     (b) All licensed software which comprises any Material part of the Information Technology of Oriental and Shanxi Weiqida is in machine-readable form, contains current revisions of that software as delivered to Oriental or Shanxi Weiqida by the licensors thereof and includes all object codes, computer programs, magnetic media and documentation which is used or required by Oriental or Shanxi Weiqida for use in their Information Technology. To the extent that any software has been built specifically for Oriental or Shanxi Weiqida and is a Material part of their Information Technology, a copy of the source code is in escrow for the benefit of Oriental or Shanxi Weiqida in the event of the occurrence of certain triggering events and none of the licences for that software will be adversely affected by a change of ownership of shares in the capital of Oriental or Shanxi Weiqida or requires prior approval of any transfer or assignment to remain in force or effect.

27. Absence of Changes. Since the Financial Statement Date, and except as required by this Agreement or disclosed in any other schedule or appendix hereto, each of Oriental and Shanxi Weiqida has carried on their Business and conducted its operations and affairs only in the Ordinary Course and neither Oriental nor Shanxi Weiqida has

     (a) made or suffered any Material Adverse Change,

     (b) suffered any damage, destruction or loss (whether or not covered by insurance) affecting their Assets,

     (c) incurred any liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than unsecured current liabilities, obligations, indebtedness and commitments incurred in the Ordinary Course of their Business,

     (d) paid, discharged or satisfied any Encumbrance, liability, obligation, indebtedness or commitment of Oriental or Shanxi Weiqida (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than the Shanxi Weiqida Shareholder Loan and payment of accounts payable and tax liabilities incurred in the Ordinary Course of their Business,

     (e) declared, set aside or paid any dividend or made any other distribution with respect to any of their shares, or redeemed, repurchased or otherwise acquired, directly or indirectly, any such shares, except for any dividend or other distribution that is contributed to the capital account of Shanxi Weiqida as a registered capital contribution,

     (f) issued or sold or entered into any Contract for the issuance or sale of any shares in the capital of, or securities convertible into or exercisable for shares in the capital of any of, Oriental or Shanxi Weiqida,

     (g) suffered any labour trouble or disruption, including any strike or lock out, that adversely affected them,

     (h) made any sale, assignment, transfer or disposition or granted any Encumbrance on, to or over any of their Assets, other than sales of products to customers in the Ordinary Course of their Business,

     (i) made any write-down of the value of any inventory or any write-off as uncollectible of any of their Accounts Receivable or any portion thereof in amounts exceeding $500,000 in the aggregate,

     (j) cancelled any debts or Claims or made any amendment, termination or waiver of any right of value to it in an amount exceeding $500,000 in the aggregate,

     (k) made any general increase in the compensation of its employees or any increase in any such compensation or bonus payable to any of its officers, employees, consultants or agents (having an annual salary or remuneration in excess of $30,000), executed any employment agreement with any officer or employee (having an annual salary or remuneration in excess of $30,000) or made any loan to, or engaged in any transaction with, any of its employees, officers or directors,

     (l) made any capital expenditures or commitments in excess of $500,000 in the aggregate, other than its commitments and expenditures in respect of 7-ACA and clavulanic acid projects,

     (m) made any change in its accounting, costing, tax practices or depreciation or amortization policies or rates, except for changes from generally accepted accounting principles applicable in the People's Republic of China to GAAP,

     (n) terminated, cancelled or modified, in any Material respect, or received any notice of a request for termination, cancellation or modification of, in any Material respect, any Material Contract of Oriental or Shanxi Weiqida, or

     (o) authorized or agreed to or otherwise committed to do any of the foregoing.

28. Insurance Policies. The Assets of Oriental and Shanxi Weiqida are covered by fire and other insurance with responsible insurers against such risks and in such amounts as are reasonable for prudent owners of comparable Assets. Appendix A-3-28 is a true, accurate and complete list of all insurance policies maintained by Oriental and Shanxi Weiqida and:

     (a) each such policy is in full force and effect without amendment or variation,

     (b) neither Oriental nor Shanxi Weiqida is in default with respect to any of the provisions contained in any such insurance policy or has failed to give any notice or present any claim under any such insurance policy in a timely fashion,

     (c) Oriental and Shanxi Weiqida have no reason to believe that any such insurance policy will not be renewed by the insurer on the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a Material increase in premiums payable in respect of the policy, and

     (d) no other insurance is necessary to the conduct of the Business of Oriental and Shanxi Weiqida or would be considered to be desirable by a prudent Person operating a business similar to the Business of Oriental and Shanxi Weiqida.

29. No Expropriation. None of the Assets of Oriental or Shanxi Weiqida have been taken or expropriated by any Regulatory Authority nor has any notice or proceeding in respect thereof been given or commenced and to the knowledge of Oriental and Shanxi Weiqida, there is not any intent or proposal to give any such notice or commence any such proceeding.

30. Material Contracts and Other Contracts. Except for the Contracts set out in Appendix A-3-30 or disclosed in any other schedule or appendix to this Agreement, neither Oriental nor Shanxi Weiqida is a party to or bound by

     (a)  any  distributor,   sales,   advertising,   agency  or  manufacturer's
     representative or similar Contract,

     (b) any continuing Contract for the purchase of materials, supplies, equipment or services which involves payment under that agreement of more than $250,000 in the aggregate, except for purchases of inventory in the Ordinary Course of their Business on terms and conditions not more onerous than those usual and customary to the industry relating to their Business,

     (c) any written employment or consulting Contract or any other written Contract with any officer, employee or consultant other than oral agreements of indefinite hire terminable by the employer without cause on reasonable notice,

     (d) any trust indenture, mortgage, hypothec, promissory note, debenture, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP,

     (e) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the liabilities, obligations, indebtedness, or commitments (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (except for cheques endorsed for collection),

     (f) any Contract for charitable contributions or gifts of any of their Assets, other than donations in the Ordinary Course of their Business,

     (g) any Contract for capital expenditures in excess of $250,000 in the aggregate,

     (h) any Contract for the sale of any of their Assets or any part of their Business, other than sales of inventory to customers in the Ordinary Course of their Business,

     (i) any confidentiality, secrecy or non-disclosure Contracts (whether Oriental or Shanxi Weiqida is a beneficiary or obligor thereunder) relating to any proprietary or confidential information that contains any non-competition or similar agreement,

     (j) any Material Contract,

     (k) any Contract that expires, or may expire if it is not renewed or extended at the option of any Person other than Oriental or Shanxi Weiqida, as the case may be, more than one year after the date of this Agreement,

     (l) any Contract which has, or could reasonably have, a Materially Adverse Effect on their Business or any of their Assets or is or reasonably could be Materially burdensome to Oriental or Shanxi Weiqida, and

     (m) any Contract entered into by Oriental or Shanxi Weiqida other than in the Ordinary Course of their Business.

31. No Default under Contracts. Each of Oriental and Shanxi Weiqida has performed all of the Material obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of any Material provision, of any Contract relating to their Business or their Assets (including agreements referred to in any schedule or appendix to this Agreement), to which it is a party or by which it or their Assets are bound or affected. All such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after the lapse of time, giving of notice or both, would constitute a default under any such Contract. There is no dispute between Oriental or Shanxi Weiqida, as the case may be, and any other party under any such Contract. None of such Contracts contain terms under which the execution or performance of this Agreement would give any other contracting party the right to terminate or adversely change the terms of such Contract or otherwise require the consent of any other Person. None of such Contracts have been assigned, or if applicable subleased, in whole or in part.

32. Real Property. Appendix A-3-32 contains accurate and complete descriptions of all Real Property in respect of which Oriental or Shanxi Weiqida hold an interest including land use rights, whether freehold, leasehold or otherwise, and

     (a) other than with respect to leasehold interests disclosed in such appendix, such company has good and marketable title to all of its Real Property including Real Property acquired since the Financial Statement Date (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of its Business), free and clear of Encumbrances of any kind or character and none of such Real Property is in the possession of or under the control of any other Person,

     (b) neither Oriental nor Shanxi Weiqida is a party to, or bound by, any Real Property Leases other than those referred to in such appendix,

     (c) all Real Property Lease and other payments required to be paid by Oriental or Shanxi Weiqida pursuant to such Real Property Leases have been duly paid and such company is not otherwise in default in meeting its Material obligations under any such Real Property Leases,

     (d) Land Use Right No. 1 was duly transferred from Domestic Shanxi Weiqida to Shanxi Weiqida with all required Approvals obtained and all applicable Taxes paid and in accordance with all Applicable Law, and there are no outstanding rights, obligations or Claims of any Person with respect to such transfer, and

     (e) all buildings, structures and permanent fixtures with respect to or located on Real Property of Oriental or Shanxi Weiqida are owned by Oriental or Shanxi Weiqida, as applicable, free and clear of all Encumbrances and all such buildings, structures and permanent fixtures have been erected in accordance with all Applicable Laws and all required Approvals in respect thereof have been obtained.

33. Personal Property. Appendix A-3-33 contains an accurate and complete list of all Personal Property in respect of which Oriental or Shanxi Weiqida hold an interest, whether freehold, leasehold or otherwise, that is Material to its Business or its Assets and has a book value of $24,000 or more and

     (a) other than with respect to leasehold interests disclosed in such appendix, such company has good and marketable title to all of its Personal Property and interests in Personal Property including Personal Property acquired since the Financial Statement Date (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of their Business), free and clear of Encumbrances of any kind or character and none of such company's Personal Property is in the possession of or under the control of any other Person,

     (b) neither Oriental nor Shanxi Weiqida is a party to, or bound by, any Personal Property Leases other than those referred to in such appendix, and

     (c) all Personal Property Lease and other payments required to be paid by Oriental and Shanxi Weiqida pursuant to such Personal Property Leases have been duly paid and such company is not otherwise in default in meeting its Material obligations under any such Personal Property Leases.

34. Non-Arm's Length Transactions. To the knowledge of Oriental and each Vendor, except for the Shanxi Weiqida Shareholder Loan or as otherwise disclosed in this Agreement or any schedule or appendix hereto, no officer, director, Affiliate or Associate of Oriental or Shanxi Weiqida and no Vendor or Affiliate or Associate of a Vendor, has now or has had since the Financial Statement Date, directly or indirectly

     (a) a financial or profit interest in any entity that purchases from or sells or furnishes to Oriental or Shanxi Weiqida, any goods or services, or

     (b) a beneficial interest in any Contract pursuant to which payment of a financial, economic or other benefit has been or will be made by Oriental or Shanxi Weiqida.

35. Employees. With respect to each Person employed or engaged in their Business by Oriental or Shanxi Weiqida, including Persons seconded to other entities,

     (a) each such employee has entered into an employment agreement with Oriental or Shanxi Weiqida, as applicable, the terms of which have been disclosed to Dragon, and there is no other contract of employment, either of service or for service entered into by Oriental or Shanxi Weiqida with any other Person, and such company is not in default and, to the best knowledge of Oriental and the Vendor, no such employee is in default under any of the provisions thereof,

     (b) each such employee has been paid all wages, income and other amounts due and owing to the employee by Oriental or Shanxi Weiqida, as applicable, as at the end of the most recently completed pay period,

     (c) all Taxes, social insurance payments and other payments due and owing in respect of each such employee as at the end of the most recently completed pay period have been withheld and paid in accordance with all Applicable Law, and

     (d) neither Oriental or the Vendor is aware of any labour conflict with any of such employees that might reasonably be expected to have a Materially adverse effect on the Business of Oriental or Shanxi Weiqida.

36. Predecessor Liabilities. Except as otherwise disclosed in this Agreement or any schedule or appendix hereto, neither Oriental nor Shanxi Weiqida have any successorship liabilities whatsoever related to any predecessor entities of Oriental or Shanxi Weiqida or any Assets acquired by Oriental or Shanxi Weiqida.

37. Competition Act. To the knowledge of each Vendor and Oriental, the transactions contemplated by this Agreement and the completion of the Closing will not breach any applicable competition, unfair trade practice or similar law or regulation.

38. No Finder's Fees. None of the Vendors, Oriental or Shanxi Weiqida have engaged the services of any finder, agent, broker or other Person for the purchase of the Dragon Closing Shares or the sale of the Vendors' Shares and none of the Vendors and neither of Oriental and Shanxi Weiqida, has taken nor will take any action that would cause Dragon to become liable to any Claim for a brokerage commission, finder's fee or other similar arrangement.

39. Taxes. There have been no assessments or orders issued or, to the knowledge of Oriental or each Vendor, threatened, and no investigations, proceedings or actions conducted, taken or, to the knowledge of Oriental or each Vendor, threatened, under or pursuant to any Tax Law with respect to Taxes against Oriental, Shanxi Weiqida or any of their Assets or their Business. The carrying on of their Business and use of their Assets by Oriental and Shanxi Weiqida has been and is in compliance in all Material respects with all Tax Laws, each of Oriental and Shanxi Weiqida have obtained all Approvals required, and paid all Taxes due and payable, by such company under all Tax Laws and neither Oriental nor each Vendor are aware of any facts which could give rise to a notice of non-compliance by Oriental or Shanxi Weiqida under any Tax Laws.

40. Environmental Liabilities. There have been no orders issued or, to the knowledge of Oriental or each Vendor, threatened, and no investigations, proceedings or actions conducted, taken or, to the knowledge of Oriental or each Vendor, threatened, under or pursuant to any Environmental Protection Laws with respect to Oriental, Shanxi Weiqida or any of their Assets or their Business.

41.  Environmental  Compliance.  The use of their  Assets by Oriental and Shanxi
Weiqida has been and is in compliance in all Material respects with all Environmental Protection Laws and neither Oriental nor any Vendor are aware of any facts which could give rise to a notice of non-compliance under any Environmental Protection Laws with respect to such use.

42. Release of Hazardous Materials. Oriental and Shanxi Weiqida have not caused or permitted the release of any Hazardous Materials on or off-site of any of their Real Property, except in compliance with all applicable Environmental Protection Laws.

43. Treatment and Storage of Hazardous Materials. All wastes and other materials and substances disposed of, treated or stored on the Real Property of Oriental or Shanxi Weiqida, whether Hazardous Materials or not, have been disposed of, treated and stored in Material compliance with all applicable Environmental Protection Laws.

44. Specific Substances. None of the Real Property of Oriental or Shanxi Weiqida contain asbestos in any form, ureaformaldehyde, polychlorinated biphenyls or products treated with polychlorinated biphenyls, radioactive substances garbage or industrial waste or any underground storage tank.

45. Migration of Hazardous Materials. No Hazardous Material has passed onto adjoining lands from any Real Property of Oriental or Shanxi Weiqida.

46. Regulatory Compliance. Oriental and Shanxi Weiqida have acquired and currently hold, all Material Approvals granted by or entered into with any Regulatory Authority required in connection with their Assets and Business and all of such Approvals held by Oriental or Subsidiary are in good standing and are being complied with in all Material respects.

47. Compliance with Laws. Oriental and Shanxi Weiqida have, in all Material respects, conducted their Business in compliance with all Applicable Law and are not in unremedied breach, and have not received any notification alleging that they are in breach, of any Applicable Law.

48. Validity. All of the foregoing representations and warranties of Oriental and the Vendor will be true and correct on the Closing Date as if made on that date.

PART 4   Representations and Warranties of Dragon

1. Dragon Status. Dragon is duly incorporated and organized, and is validly existing under the laws of Florida and is in good standing with respect to the filing of annual reports with the Florida Department of State. Dragon carries on its Business only in Canada and the People's Republic of China, and has made all filings and holds all registrations, licensing and other qualifications to carry on its Business in such jurisdictions.

2. Subsidiaries of Dragon. Except for the Dragon Subsidiaries and as provided in this Agreement, Dragon has not owned, does not own and does not have any Contract to acquire, directly or indirectly, any Equity Interest in, or any proprietary interest in the Assets or Business of, any other Person.

3. Ownership of Subsidiaries. Dragon, directly or indirectly through the Dragon Subsidiaries, owns and has good and marketable title to the entire Equity Interest in Dragon Pharmaceuticals (Canada) Inc., Allwin Newtech Ltd., Allwin Biotrade Ltd. and Nanjing Huaxin Bio-pharmaceutical Co., Ltd. and 95% of the Equity Interest in Sanhe Kailong Biopharmaceutical Co., Ltd. as the legal and beneficial owner free and clear of all Claims and Encumbrances.

4. Status of Subsidiaries. The Dragon Subsidiaries are duly incorporated and organized, and are validly subsisting, under the laws of their respective jurisdictions of incorporation and are up-to-date in the filing of all corporate and similar returns under the laws of such jurisdictions. The Dragon Subsidiaries have made all filings and hold all registrations, licensing and other qualifications to carry on their Business in the jurisdictions in which they carry on their respective Business.

5. Corporate Power and Capacity. Each of Dragon and the Dragon Subsidiaries has the corporate power and corporate capacity to carry on its Business and to own its Assets and Dragon has the corporate power and corporate capacity to enter into this Agreement and perform its obligations hereunder.

6. Share Capital of Dragon. The authorized capital of Dragon consists of 50,000,000 shares of which [20,434,000] shares are issued and outstanding. Each of the issued and outstanding shares of Dragon has been duly and validly issued and is outstanding as a fully paid and non-assessable share in the capital of Dragon.

7. Issuance of Dragon Closing Shares. At the time of the Closing, all necessary corporate action will have been taken by Dragon validly to issue the Dragon Closing Shares to the Vendors as fully paid and non-assessable shares in the capital of Dragon.

8. Rights to Purchase Dragon Shares. Except as provided in this Agreement, no Person has any right or Contract, present or future, contingent or absolute, or any right capable of becoming a right or Contract, for the acquisition of any Equity Interest in Dragon.

9. Directors and Officers. The directors and officers of Dragon are as follows:

         Directors:  Alexander Wick
                     Longbin Liu
                     Ken Z. Cai
                     Philip Yuen Pak Yiu
                     Yiu Kwong Sun


         Officers:   Alexander Wick -President and Chief Executive Officer
                     James Harris - Vice-President, Marketing
                     Robert Walsh - Director, Corporate Development
                     Matthew Kavanagh - Director, Finance and Compliance

10. Rights to Purchase Dragon Subsidiary Shares. Except for Dragon and the Dragon Subsidiaries, no Person has any right or Contract, present or future, contingent or absolute, or any right capable of becoming a right or Contract, to make any capital contribution, or for the acquisition of any Equity Interest, in a Dragon Subsidiary.

11. Enforceability. This Agreement and all other Contracts and instruments to be executed and delivered by Dragon pursuant to this Agreement have been duly authorized, executed and delivered by Dragon and constitute legal, valid and binding obligations of Dragon and are enforceable against Dragon in accordance with their terms, except to the extent that

     (a) the availability of equitable remedies is subject to the discretion of applicable judicial authority,

     (b)   enforceability   may   be   limited   by   bankruptcy,    insolvency,
     reorganization, arrangement, moratorium or other similar laws relating to the rights of creditors generally, and

     (c) rights to indemnity and the ability to sever unenforceable terms may be limited by applicable law.

12. Consents. Except as expressly set out in this Agreement, no Approval of any Person, and no registration, declaration or filing by Dragon or a Dragon Subsidiary with any Person is required, other than filings that are required to be made with the TSX, SEC and the OTCBB, in order for Dragon to,

     (a)  incur its obligations pursuant to this Agreement,

     (b) execute and deliver this Agreement and all other documents and instruments to be delivered by it pursuant to this Agreement,

     (c) duly perform and observe the terms and provisions of this Agreement and any other Contract or instruments to be entered into pursuant to this Agreement, and

     (d)  render this Agreement legal, valid, binding and enforceable on it.

13. No Conflict. Except as expressly set out in this Agreement, the execution, delivery and performance by Dragon of this Agreement and the completion of the Closing will not (whether after the lapse of time, giving of notice or both), result in

     (a) the breach or violation of any provisions of, or constitute a default under, or conflict with or cause acceleration of any obligation of Dragon or a Dragon Subsidiary, under

          (i) any Contract to which Dragon or a Dragon Subsidiary is a party or by which any of their undertakings or Assets are bound or affected,

          (ii) any provision of their constating documents, by-laws, articles or resolutions of their board of directors (or any committee thereof) or shareholders,

          (iii) any Approval issued to, held by or for the benefit of, Dragon or a Dragon Subsidiary, (iv) any judgment, decree, order or award of any court, Regulatory Authority or arbitrator having jurisdiction over Dragon or a Dragon Subsidiary, or

          (v) any Applicable Law,

     (b) the creation of any Encumbrance upon any of the Assets of Dragon or a Dragon Subsidiary; or

     (c) the requirement of any Approval from any of the creditors of Dragon or a Dragon Subsidiary.

14. No Claims. There are no Claims (whether or not on behalf of Dragon or a Dragon Subsidiary) pending or outstanding or, to Dragon's knowledge, threatened against Dragon or a Dragon Subsidiary which could reasonably be expected to adversely affect any of the Dragon Closing Shares or Dragon's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on

Dragon or a Dragon Subsidiary. To Dragon's knowledge there is not any factual or legal basis on which any such bona fide Claim might reasonably be expected to be commenced.

15. Solvency. Neither Dragon nor any of the Dragon Subsidiaries is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other similar legislation in any jurisdiction and none of them has made an assignment in favour of, or a proposal in bankruptcy to, its creditors or any class thereof, and no petition for a receiving order has been presented in respect of Dragon or a Dragon Subsidiary. Neither Dragon nor any of the Dragon
Subsidiaries  has  initiated   proceedings  with  respect  to  a  compromise  or
arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Dragon or a Dragon Subsidiary or any of their Assets and no execution or distress has been levied on any of their Assets, nor have any proceedings been commenced in connection with any of the foregoing.

16. No Undisclosed Information. Dragon has no information or knowledge of any fact or circumstance which adversely affects its ability to complete the transactions contemplated in this Agreement and neither this Agreement nor any other document or certificate furnished to the Vendors by Dragon in connection with such transaction contains any Material error or omission or untrue, misleading or incomplete statement of Material fact.

17. Conduct of Business. Except as expressly permitted pursuant to this Agreement, Dragon and the Dragon Subsidiaries have not, since April 4, 2004, directly or indirectly sold any of their Assets or entered into any Contract or transaction that will affect their Business other than in the Ordinary Course of their Business. Dragon and the Dragon Subsidiaries have complied with, and have conducted and are conducting their Business in compliance in all Material respects with, all Applicable Law. The Assets of Dragon and the Dragon Subsidiaries are sufficient to permit the continued operation of their Business from and after the Closing Date in substantially the same manner as conducted in the one-year period immediately preceding the date of this Agreement.

18. Corporate Records. The corporate records of Dragon and the Dragon Subsidiaries contain complete and accurate records of all resolutions passed by such companies' shareholders and directors since the date of such companies' incorporation and all other matters required to be recorded therein under the laws of their respective jurisdictions of incorporation and Business. All Material transactions affecting Dragon and the Dragon Subsidiaries have been properly recorded or filed in their respective corporate and other record books. The registers, including the securities registers and registers of directors and officers, of Dragon and the Dragon Subsidiaries are complete and accurate and will, on the Closing Date, reflect all transactions contemplated by this Agreement.

19. Financial Records. The system of internal accounting controls is sufficient to provide reasonable assurances that all Material transactions affecting Dragon and the Dragon Subsidiaries are executed in accordance with management's general or specific authorization and that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for Assets.

20. Financial Statements. Each of the Dragon Financial Statements and the unaudited consolidated financial statements of Dragon for the three-month period ended March 31, 2004 are true, correct and complete in every Material respect, have been prepared in accordance with GAAP applied on a basis consistent with the financial statements for the same period of time in the prior year unless otherwise specifically stated in any such financial statements, and fairly and accurately reflect in every Material way the financial position of Dragon and the Dragon Subsidiaries as at the date thereof and the results of the operations and the changes in cash resources of Dragon and the Dragon Subsidiaries for the period then ended.

21. Undisclosed Liabilities. Dragon and the Dragon Subsidiaries do not have any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, and none of them is a party to or bound by any Contract of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to the liabilities, obligations, indebtedness or commitments (whether accrued, absolute, contingent or otherwise) of any Person, that are not disclosed in the Dragon Financial Statements or disclosed in the schedules or appendices to this Agreement, other than liabilities, obligations, indebtedness and commitments in respect of trade or business obligations incurred after the Financial Statement Date in the Ordinary Course of their Business, that do not exceed U.S.$5,000 in the aggregate and that are not Materially adverse to Dragon, the Dragon Subsidiaries or their Business.

22. Accounts Receivable. All Accounts Receivable of Dragon and the Dragon Subsidiaries are bona fide and good and have been incurred in the Ordinary Course of their Business. Subject to an allowance for doubtful accounts that has been reflected on the books of Dragon and the Dragon Subsidiaries in accordance with GAAP, all such Accounts Receivable are collectible at their full face value in the Ordinary Course of their Business without set-off or counterclaim. None of such Accounts Receivable is due from an Affiliate or Associate of Dragon or a Dragon Subsidiary or any employee of Dragon, a Dragon Subsidiary or an Affiliate or Associate of Dragon or a Dragon Subsidiary.

23.  Intellectual Property.

     (a) Appendix A-4-23 contains a complete and accurate list of the Intellectual Property of Dragon and the Dragon Subsidiaries and of all Contracts that comprise or relate to their Intellectual Property and sets out complete and accurate particulars of all registrations or applications for registration of their Intellectual Property.

     (b)  Except  as  set  out  in  Appendix  A-4-23,   Dragon  and  the  Dragon
     Subsidiaries  are the beneficial  owners of their  respective  Intellectual

     Property, free and clear of all Encumbrances, and are not parties to or bound by any Contract or other obligation whatsoever that limits or impairs their ability to sell, transfer, assign or convey, or that otherwise affects, their Intellectual Property. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property of Dragon or the Dragon Subsidiaries.

     (c) The Intellectual Property of Dragon and the Dragon Subsidiaries comprises all patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases and such similar instruments or rights which are recognized in any jurisdiction, and all trade secrets and know-how and all other industrial or intellectual property necessary to conduct the Business of Dragon and the Dragon Subsidiaries. The conduct of the Business of Dragon and the Dragon
     Subsidiaries does not infringe on the patents (including utility patents, design patents, registered industrial designs, utility models and certificates of addition), patent applications, copyright, trade marks (including trade names, business names and service marks), semiconductor topography rights, information rights in computer software and databases and such similar instruments or rights which are recognized in any jurisdiction or trade secrets of any other Person.

     (d)  Dragon

          (i) does not have any knowledge of any infringement or breach of any industrial or intellectual property rights of any other Person by Dragon or a Dragon Subsidiary,

          (ii) has not received and does not have any knowledge of any notice that the conduct of their Business, including the use of their Intellectual Property, infringes on or breaches any industrial or intellectual property rights of any other Person,

          (iii) does not have any knowledge of any infringement or breach of the rights of Dragon or the Dragon Subsidiaries in their Intellectual Property, and

          (iv) does not have any knowledge of any state of facts that casts doubt on the validity or enforceability of any of their Intellectual Property.

24.  Information Technology.

     (a) The Information Technology of Dragon and the Dragon Subsidiaries adequately meets the data processing needs of the Business, operations and affairs of each of Dragon and the Dragon Subsidiaries, in each case as presently conducted and as currently contemplated to be conducted. Dragon and the Dragon Subsidiaries have taken appropriate action by instruction, agreement or otherwise with their employees or other Persons permitted access to system application programs and data files used in their Information Technology to protect against unauthorized access, use, copying, modification, theft and destruction of those programs and files. The data processing and data storage facilities of Dragon and the Dragon Subsidiaries are adequate and properly protected. Dragon and the Dragon Subsidiaries have arranged for back-up data processing services adequate to meet their data processing needs in the event their Information Technology or any of their components is rendered temporarily or permanently inoperative as a result of a natural or other disaster.

     (b) All licensed software which comprises any Material part of the Information Technology of Dragon or a Dragon Subsidiary is in machine-readable form, contains current revisions of that software as delivered to Dragon or the Dragon Subsidiary by the licensors thereof and includes all object codes, computer programs, magnetic media and documentation which is used or required by Dragon or the Dragon Subsidiary for use in its Information Technology. To the extent that any software has been built specifically for Dragon or a Dragon Subsidiary and is a Material part of its Information Technology, a copy of the source code is in escrow for the benefit of Dragon or the Dragon Subsidiary in the event of the occurrence of certain triggering events and none of the licences for that software will be adversely affected by a change of ownership of shares in the capital of Dragon or the Dragon Subsidiary or requires prior approval of any transfer or assignment to remain in force or effect.

25. Absence of Changes. Except as set out in Appendix A-4-25, since the Financial Statement Date, and except as required by this Agreement or disclosed in any other schedule or appendix hereto, Dragon and the Dragon Subsidiaries have carried on their Business and conducted their operations and affairs only in the Ordinary Course and neither Dragon nor any of the Dragon Subsidiaries has

     (a) made or suffered any Material Adverse Change,

     (b) suffered any damage, destruction or loss (whether or not covered by insurance) affecting their Assets,

     (c) incurred any liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due), other than unsecured current liabilities, obligations, indebtedness and commitments incurred in the Ordinary Course,

     (d) paid, discharged or satisfied any Encumbrance, liability, obligation, indebtedness or commitment of Dragon or a Dragon Subsidiary (whether accrued, absolute, contingent or otherwise, and whether due or to become due) other than payment of accounts payable and tax liabilities incurred in the Ordinary Course of its Business,

     (e) declared, set aside or paid any dividend or made any other distribution with respect to any of their shares, or redeemed, repurchased or otherwise acquired, directly or indirectly, any such shares,

     (f) issued or sold or entered into any Contract for the issuance or sale of any of their shares, or securities convertible into or exercisable for shares in the capital of any of, Dragon or a Dragon Subsidiary, except for the issuance or sale of shares or securities issued pursuant to existing share option plans or agreements,

     (g) suffered any labour trouble or disruption, including any strike or lock out, that adversely affected them,

     (h) made any sale, assignment, transfer or disposition or granted any Encumbrance on, to or over any of their Assets, other than sales of products to customers in the Ordinary Course of their Business,

     (i) made any write-down of the value of any inventory or any write-off as uncollectible of any of their Accounts Receivable or any portion thereof in amounts exceeding $100,000 in the aggregate,

     (j) cancelled any debts or Claims or made any amendment, termination or waiver of any right of value to it in an amount exceeding $100,000 in the aggregate,

     (k) made any general increase in the compensation of its employees or any increase in any such compensation or bonus payable to any of its officers, employees, consultants or agents (having an annual salary or remuneration in excess of $30,000), executed any employment agreement with any officer or employee (having an annual salary or remuneration in excess of $30,000) or made any loan to, or engaged in any transaction with, any of its employees, officers or directors,

     (l) made any capital expenditures or commitments in excess of $100,000 in the aggregate,

     (m)  made  any  change  in  its  accounting,   costing,  tax  practices  or
     depreciation or amortization policies or rates,

     (n) terminated, cancelled or modified, in any Material respect, or received any notice of a request for termination, cancellation or modification of, in any Material respect, any Material Contract of Dragon or a Dragon Subsidiary, or

     (o) authorized or agreed to or otherwise committed to do any of the foregoing.

26. Insurance Policies. The Assets of Dragon and the Dragon Subsidiaries are covered by fire and other insurance with responsible insurers against such risks and in such amounts as are reasonable for prudent owners of comparable Assets. Appendix A-4-26 is a true, accurate and complete list of all insurance policies maintained by Dragon and the Dragon Subsidiaries and:

     (a) each such policy is in full force and effect without amendment or variation,

     (b) neither Dragon nor the Dragon Subsidiaries are in default with respect to any of the provisions contained in any such insurance policy or have failed to give any notice or present any claim under any such insurance policy in a timely fashion,

     (c) Dragon and the Dragon Subsidiaries have no reason to believe that any such insurance policy will not be renewed by the insurer on the scheduled expiry of the policy or will be renewed by the insurer only on the basis that there will be a Material increase in premiums payable in respect of the policy, and

     (d) no other insurance is necessary to the conduct of the Business of Dragon and the Dragon Subsidiaries or would be considered to be desirable by a prudent Person operating a business similar to the Business of Dragon and the Dragon Subsidiaries.

27. No Expropriation. None of the Assets of Dragon or the Dragon Subsidiaries have been taken or expropriated by any Regulatory Authority nor has any notice or proceeding in respect thereof been given or commenced and to the knowledge of Dragon, there is not any intent or proposal to give any such notice or commence any such proceeding.

28. Material Contracts and Other Contracts. Except for the Contracts set out in Appendix A-4-28 or disclosed in any other schedule or appendix to this Agreement, none of Dragon and the Dragon Subsidiaries are a party to or bound by

     (a)  any  distributor,   sales,   advertising,   agency  or  manufacturer's
     representative or similar Contract,

     (b) any continuing Contract for the purchase of materials, supplies, equipment or services which involves payment under that agreement of more than $100,000 in the aggregate, except for purchases of inventory in the Ordinary Course of its Business on terms and conditions not more onerous than those usual and customary to the industry relating to its Business,

     (c) any written employment or consulting Contract or any other written Contract with any officer, employee or consultant other than standard or oral agreements of indefinite hire terminable by the employer without cause on reasonable notice,

     (d) any trust indenture, mortgage, hypothec, promissory note, debenture, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP,

     (e) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the liabilities, obligations, indebtedness, or commitments (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (except for cheques endorsed for collection),

     (f) any Contract for charitable contributions or gifts of any of its Assets, other than donations in the Ordinary Course of its Business,

     (g) any Contract for capital expenditures in excess of $100,000 in the aggregate,

     (h) any Contract for the sale of any of its Assets or any part of its Business, other than sales of inventory to customers in the Ordinary Course of its Business,

     (i) any confidentiality, secrecy or non-disclosure Contracts (whether Dragon or a Dragon Subsidiary is a beneficiary or obligor thereunder) relating to any proprietary or confidential information that contains any non-competition or similar agreement,

     (j) any Material Contract,

     (k) any Contract that expires, or may expire if it is not renewed or extended at the option of any Person other than Dragon or a Dragon Subsidiary, as the case may be, more than one year after the date of this Agreement,

     (l) any Contract which has, or could reasonably have, a Materially Adverse Effect on its Business or any of its Assets or is or reasonably could be Materially burdensome to Dragon or a Dragon Subsidiary, and

     (m) any Contract entered into by Dragon or a Dragon Subsidiary other than in the Ordinary Course of its Business.


29. No Default under Contracts. Each of Dragon and the Dragon Subsidiaries has performed all of the Material obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of any Material provision, of any Contract relating to its Business or Assets (including agreements referred to in any schedule or appendix to this Agreement), to which it is a party or by which it or its Assets are bound or affected. All such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after the lapse of time, giving of notice or both, would constitute a default under any such Contract. There is no dispute between Dragon or any of the Dragon Subsidiaries and any other party under any such Contract. None of such Contracts contain terms under which the execution or performance of this Agreement would give any other contracting party the right to terminate or adversely change the terms of such Contract or otherwise require the consent of any other Person. None of such Contracts have been assigned, or if applicable subleased, in whole or in part.

30. Real Property. Appendix A-4-30 contains accurate and complete descriptions of all Real Property in respect of which Dragon or any of the Dragon Subsidiaries holds an interest, whether freehold, leasehold or otherwise, and

     (a) other than with respect to leasehold interests disclosed in such appendix, such company has good and marketable title to all of its Real Property including Real Property acquired since the Financial Statement Date (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of its Business), free and clear of Encumbrances of any kind or character and none of such Real Property is in the possession of or under the control of any other Person,

     (b) neither Dragon nor any of the Dragon Subsidiaries is a party to, or bound by, any Real Property Leases other than those referred to in such appendix,

     (c) all Real Property Lease and other payments required to be paid by Dragon or a Dragon Subsidiary pursuant to such Real Property Leases have been duly paid and such company is not otherwise in default in meeting its Material obligations under any such Real Property Lease, and

     (d) all buildings, structures and permanent fixtures with respect to or located on Real Property in respect of which Dragon or a Dragon Subsidiary owns a freehold interest are owned by Dragon or the Dragon Subsidiary, as applicable, free and clear of all Encumbrances and to the knowledge of Dragon all such buildings, structures and permanent fixtures have been erected in accordance with all Applicable Laws and all required Approvals in respect thereof have been obtained.

31. Personal Property. Appendix A-4-31 contains an accurate and complete list of all Personal Property in respect of which Dragon or a Dragon Subsidiary holds an interest, whether freehold, leasehold or otherwise, that is Material to its Business or its Assets and has a book value of $24,000 or more and

     (a) other than with respect to leasehold interests disclosed in such appendix, Dragon and the Dragon Subsidiaries have good and marketable title to all of their Personal Property and interests in Personal Property including Personal Property acquired since the Financial Statement Date (except as since transferred, sold or otherwise disposed of in the ordinary and normal course of their Business), free and clear of Encumbrances of any kind or character and none of Dragon's or the Dragon Subsidiaries' Personal Property is in the possession of or under the control of any other Person,

     (b) Dragon and the Dragon Subsidiaries are not parties to, or bound by, any Personal Property Leases other than those referred to in such appendix, and

     (c) all Personal Property Lease and other payments required to be paid by Dragon or a Dragon Subsidiary pursuant to such Personal Property Leases have been duly paid and Dragon and the Dragon Subsidiaries are not otherwise in default in meeting their Material obligations under any such Personal Property Leases.

32. Non-Arm's Length Transactions. To the knowledge of Dragon, except as otherwise disclosed in this Agreement or any schedule or appendix hereto, no officer, director, Affiliate or Associate of Dragon or a Dragon Subsidiary, has or has had since the Financial Statement Date, directly or indirectly

     (a) a financial or profit interest in any entity that purchases from or sells or furnishes to Dragon or a Dragon Subsidiary, any goods or services, or

     (b) a beneficial interest in any Contract pursuant to which payment of a financial, economic or other benefit has been or will be made by Dragon or a Dragon Subsidiary.

33. Employees. With respect to each Person employed or engaged in their respective Business by Dragon or a Dragon Subsidiary,

     (a) each such employee has entered into an employment agreement with Dragon or a Dragon Subsidiary the terms of which have been disclosed to the Vendors, and there is no other contract of employment, either of service or for service entered into by Dragon or a Dragon Subsidiary with any other Person, and Dragon and the Dragon Subsidiaries are not in default and, to the best knowledge of Dragon, no such employee is in default under any of the provisions thereof,

     (b) each such employee has been paid all wages, income and other amounts due and owing to the employee by Dragon or a Dragon Subsidiary, as applicable, as at the end of the most recently completed pay period,

     (c) all Taxes, social insurance payments and other payments due and owing in respect of each such employee as at the end of the most recently completed pay period have been withheld and paid in accordance with all Applicable Law, and

     (d) Dragon is not aware of any labour conflict with any of such employees that might reasonably be expected to have a Materially adverse effect on the Business of Dragon or a Dragon Subsidiary.

34. Predecessor Liabilities. Except as otherwise disclosed in this Agreement or any schedule or appendix hereto, Dragon and the Dragon Subsidiaries do not have any successorship liabilities whatsoever related to any predecessor entities of Dragon or a Dragon Subsidiary or any Assets acquired by Dragon or a Dragon Subsidiary.

35. Competition Act. To the knowledge of Dragon, the transactions contemplated by this Agreement and the completion of the Closing will not breach any applicable competition, unfair trade practice or similar law or regulation.

36. No Finder's Fees. Dragon has not engaged the services of any finder, agent, broker or other Person for the purchase of the Vendors' Shares or the issuance of the Dragon Closing Shares pursuant to this Agreement and Dragon has not taken nor will take any action that would cause the Vendors, Oriental or Shanxi Weiqida to become liable to any Claim for a brokerage commission, finder's fee or other similar arrangement.

37. Taxes. There have been no assessments or orders issued or, to the knowledge of Dragon, threatened, and no investigations, proceedings or actions conducted, taken or, to the knowledge of Dragon, threatened, under or pursuant to any Tax Law with respect to Taxes against Dragon or a Dragon Subsidiary or any of its Assets or its Business. The carrying on of their Business and use of their Assets by Dragon and the Dragon Subsidiaries has been and is in compliance in all Material respects with all Tax Laws, Dragon and the Dragon Subsidiaries have obtained all Approvals required, and paid all Taxes due and payable, by them under all applicable Tax Laws and Dragon is not aware of any facts which could give rise to a notice of non-compliance by Dragon under any Tax Laws.

38. Environmental Liabilities. There have been no orders issued or, to the knowledge of Dragon, threatened, and no investigations, proceedings or actions conducted, taken or, to the knowledge of Dragon, threatened, under or pursuant to any Environmental Protection Laws with respect to Dragon or a Dragon Subsidiary or any of its Assets or its Business.

39. Environmental Compliance. The use of their Assets by Dragon and the Dragon Subsidiaries has been and is in compliance in all Material respects with all Environmental Protection Laws and Dragon is not aware of any facts which could give rise to a notice of non-compliance under any Environmental Protection Laws with respect to such use.

40. Release of Hazardous Materials. Dragon and the Dragon Subsidiaries have not caused or permitted the release of any Hazardous Materials on or off-site of any of their Real Property, except in compliance with all applicable Environmental Protection Laws.

41. Treatment and Storage of Hazardous Materials. All wastes and other materials and substances disposed of, treated or stored on the Real Property of Dragon and the Dragon Subsidiaries, whether Hazardous Materials or not, have been disposed of, treated and stored in Material compliance with all applicable Environmental Protection Laws.

42. Specific Substances. None of the Real Property of Dragon or the Dragon Subsidiaries contains asbestos in any form, ureaformaldehyde, polychlorinated biphenyls or products treated with polychlorinated biphenyls, radioactive substances garbage or industrial waste or any underground storage tank.

43. Migration of Hazardous Materials. No Hazardous Material has passed onto adjoining lands from any Real Property of Dragon or the Dragon Subsidiaries.

44. Regulatory Compliance. Dragon and the Dragon Subsidiaries have acquired and currently hold, all Material Approvals granted by or entered into with any Regulatory Authority required in connection with their Assets and Business and all of such Approvals held by Dragon or the Dragon Subsidiaries are in good standing and are being complied with in all Material respects.

45. Securities Regulatory Matters. Dragon is a reporting issuer in Ontario listed on the TSX and OTCBB and is not in default of any provisions of the listing agreement or the rules, by-laws and policies of the TSX, SEC and OTCBB and is in compliance with all applicable securities laws of Ontario. Neither Dragon nor any of its shares are subject to any cease trading order.

46. Disclosure Documents. All disclosure documents required to be filed by Dragon with, and fees required to be paid by Dragon to, securities regulators have been made and paid as required, and all such disclosure documents were, at their respective dates of issue, publication or filing, complete and accurate in all Material respects and made in compliance with the laws, regulations and rules applicable thereto.

47. Transfer Agent. Computershare Trust Company of Canada, at its principal offices in Vancouver and Toronto, has been duly appointed as registrar and transfer agent in respect of the Common Shares.

48. Compliance with Laws. Dragon and the Dragon Subsidiaries have, in all Material respects, conducted their Business in compliance with all Applicable Law and are not in unremedied breach, and have not received any notification alleging that they are in breach, of any Applicable Law. 48. Validity. All of the foregoing representations and warranties of Dragon will be true and correct on the Closing Date as if made on that date.

                                   SCHEDULE B

                   Release of Additional Dragon Closing Shares

As at May 17, 2004, Dragon had a total of 3,549,000 Common Shares subject to issue on the exercise of Dragon Convertible Securities, as set out in the following table:

--------------------------------------------------------------------------------
   Number of Common Shares                 Exercise Price
   Subject to Option or Warrant(1)          (per share)           Expiry Date
--------------------------------------------------------------------------------
          100,000(2)                          $0.50               Nov 5, 2004
--------------------------------------------------------------------------------
          172,500(2)                          $0.50               Nov 9, 2004
--------------------------------------------------------------------------------
           60,000(2)                          $2.50               Nov 9, 2004
--------------------------------------------------------------------------------
           50,000(3)                          $1.70              Nov 15, 2004
--------------------------------------------------------------------------------
           16,000(2)                          $0.50               Jan 5, 2005
--------------------------------------------------------------------------------
        1,275,000(2)                          $3.125             Nov 13, 2005
--------------------------------------------------------------------------------
     1,000,000(3)(4)                          $2.50              Jan 14, 2007
--------------------------------------------------------------------------------
          375,500(2)                          $1.70            April 25, 2007
--------------------------------------------------------------------------------
          500,000(2)                          $0.68             April 3, 2008
--------------------------------------------------------------------------------
      Total: 3,549,000
--------------------------------------------------------------------------------

(1)  Each Dragon  Convertible  Security  may be  exercised to acquire one Common
     Share.
(2)  Issuable on exercise of options.
(3)  Issuable on exercise of warrants.
(4) Subject to cancellation under the terms of a Settlement Agreement among Dragon, Dr. Longbin Liu and Novagen Holding Inc. dated April 4, 2004.

All Additional Dragon Closing Shares will be deposited under the Escrow Agreement. For each Dragon Convertible Security that expires unexercised or is otherwise cancelled, the escrow agent, on behalf of the Vendors, will return to Dragon for cancellation that number of Additional Dragon Closing Shares calculated according to the following formula:

--------------------------------------------------------------------------------
   Yan-Lin Han                   (A) divided by 0.3165 x 0.6835 x 0.70
--------------------------------------------------------------------------------
   Zhan-Guo Weng                 (A) divided by 0.3165 x 0.6835 x 0.20
--------------------------------------------------------------------------------
   Xue-Mei Liu                   (A) divided by 0.3165 x 0.6835 x 0.10
--------------------------------------------------------------------------------

where (A) is the number of Dragon Convertible Securities that expire unexercised or are cancelled. This calculation will be made as soon as practicable after the expiry or cancellation of a Dragon Convertible Security.

For each Dragon Convertible Security that is exercised, the escrow agent will release to the Vendors that number of Additional Dragon Closing Shares calculated according to the following formula:

--------------------------------------------------------------------------------
   Yan-Lin Han                   (A) divided by 0.3165 x 0.6835 x 0.70
--------------------------------------------------------------------------------
   Zhan-Guo Weng                 (A) divided by 0.3165 x 0.6835 x 0.20
--------------------------------------------------------------------------------
   Xue-Mei Liu                   (A) divided by 0.3165 x 0.6835 x 0.10
--------------------------------------------------------------------------------

where (A) is the number of Dragon Convertible Securities that are exercised. This calculation will be made on a quarterly basis, or sooner at the request of the Vendors.

                                   SCHEDULE C

                                Escrow Agreement

                                ESCROW AGREEMENT


THIS AGREEMENT is made effective this ____ day of ____, 2004

AMONG:

                  DRAGON PHARMACEUTICAL INC., of 1990 - 1055 West
                  Hastings Street, Vancouver, British Columbia, V6E 2E9

                  ("Dragon")

AND:

                  LML&S SERVICES INC. of 1500 - 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7

                  ("Escrow Agent")

AND:

                  YAN-LIN HAN, c/o Shanxi Weigida Pharmaceutical Co. Ltd., Datong Economic and Technology Development Zone,
                  Shanxi, China 037300

                  ZHAN-GUO WENG, c/o Shanxi Weigida Pharmaceutical Co. Ltd., Datong Economic and Technology Development Zone, Shanxi, China 037300

                  XUE-MEI LIU, c/o Yongfeng Enterprise, 9/F, Tower B, Yingjia Center, No. 2, Dongsanhuan Nanlu, Chaoyang District, Beijing, China 100022

                  (collectively, the "Vendors" and each, a "Vendor")

WHEREAS:

(A) Pursuant to a share purchase agreement made o, 2004 (the "Share Purchase Agreement") among Dragon, the Vendors and Oriental Wave Holding Inc.
("Oriental"), the Vendors have sold their shares of Oriental to Dragon for common shares of Dragon; and

(B) The Share Purchase Agreement provides for the deposit by the Vendors with the Escrow Agent of certificates representing a total of o common shares of Dragon, to be held and released in accordance with the terms of this Agreement;

WITNESSES that in consideration of the mutual covenants and agreements contained in this Agreement and in the Share Purchase Agreements, the Parties agree as follows:

                                     PART 1

                    DEFINITIONS, INTERPRETATION AND SCHEDULES

Definitions

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires,

     (a) "ADCS Escrow Shares" means a total of o common shares of Dragon deposited hereunder and designated in the Share Purchase Agreement as the "Additional Dragon Closing Shares";

     (b) "Agreement" means this Escrow Agreement and the schedules attached hereto, as may be supplemented or amended from time to time and in effect;

     (c) "Business Day" means a day that is not a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

     (d) "Claim" has the meaning ascribed to it in Section 4.4;

     (e) "DCS Escrow Shares" means a total of o common shares of Dragon deposited hereunder and designated in the Share Purchase Agreement as the "Dragon Closing Shares";

     (f) "Dispute" has the meaning ascribed to it in Section 5.1;

     (g) "Effective Date" means the effective date of this Agreement, being the date first above written;

     (h) "Escrow Agreement Claim" has the meaning ascribed to it in Section 3.5;

     (i) "Escrow Shares" means the ADCS Escrow Shares and the DCS Escrow Shares;

     (j) "Force Majeure" means any event or occurrence beyond the reasonable control of a Party which prevents such Party from performing its obligations under this Agreement including an act of God, government order, strike, lockout or other industrial disturbance, war, terrorist act, blockade, insurrection, riot, earthquake, typhoon, hurricane, flood or other natural disaster;

     (k) "Notice" has the meaning ascribed to it in Section 6.2;

     (l) "Party" means a Person that is a party to this Agreement;

     (m) "Person" means any individual, company, body corporate, firm, limited or unlimited liability company, partnership, syndicate, joint venture, society, association, trust, unincorporated organisation or government authority, or any trustee, executor, administrator or other legal representative thereof;

     (n) "Vendors' Declaration" has the meaning ascribed to in Section 4.8; and

     (o) "Vendors' Representative" means Yan-Lin Han or another individual appointed by the Vendors to act as their representative, provided written notice of such appointment is provided to Dragon and the Escrow Agent;

Interpretation

1.2  In this Agreement, except as otherwise expressly provided,

     (a) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (b) whenever required by context, a word importing the masculine gender includes the feminine or neuter gender and a word in the singular includes the plural and vice versa;

     (c) a reference to a Part means a Part of this Agreement and the word "Section " followed by a number or letter or some combination of numbers and letters refers to the provision of this Agreement so designated and the words "hereof", "hereto", "herein" and "hereunder" refer to the entirety of this Agreement rather than any particular Part or section;

     (d) a reference to a statute includes all regulations made pursuant thereto, all amendments to the statute or regulations in force from time to time and any statute or regulations that supplement or supersede such statute or regulations;

     (e) a reference to a corporate entity includes any successor to that entity; (f) a reference to currency means Canadian currency;

     (g) a reference to "approval", "authorization", "notice" or "consent" means written approval, authorization, notice or consent not to be unreasonably withheld or delayed;

     (h) the words "including" and "include", when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope; and

     (i) an accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with Canadian Generally Accepted Accounting Principles, applied on a consistent basis.

                                     PART 2

                             ESTABLISHMENT OF ESCROW

Appointment of Escrow Agent

2.1 Dragon and the Vendors hereby appoint the Escrow Agent to act as escrow agent, and the Escrow Agent agrees to such appointment, on the terms and conditions set forth in this Agreement.

Acceptance of Deposits

2.2  Escrow  Agent  hereby  acknowledges   receipt  of  the  Escrow  Shares  and
concurrent with the execution of this Agreement will deliver to each Vendor a receipt for the Escrow Shares they deposited. Part 11

                                  ESCROW AGENT

Escrow Shares

3.1 The Escrow Shares deposited with the Escrow Agent will be held in escrow and dealt with by the Escrow Agent in accordance with this Agreement.

Terms and Conditions

3.2 The Escrow Agent accepts its duties and obligations under this Agreement on the following terms and conditions:

     (a) the Escrow Agent may rely upon any notice, request, statement, waiver, consent, receipt, certificate or any paper or document furnished to it, and executed with or without seal by any of Dragon or a Vendor or any other Person, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, and the Escrow Agent will not be required to determine the authenticity of signatures or the power and authority of any signatory to execute any document;

     (b) the Escrow Agent may engage such professional advisers and legal counsel as it determines to be necessary or advisable in order to fulfil its obligations under this Agreement;

     (c) the Escrow Agent will not be required to make any determination or decision with respect to the validity of any claim made by any Party or of any denial thereof but will be entitled to rely conclusively on the terms hereof and the documents tendered to it in accordance with the terms hereof;

     (d) the duties and obligations of the Escrow Agent hereunder are purely administrative in nature and the Escrow Agent will not be liable for any error of judgement, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for the gross negligence, wilful default or dishonesty of its employees or agents;

     (e) upon the Escrow Agent's delivery of the Escrow Shares in accordance with the provisions of this Escrow Agreement, the Escrow Agent will be automatically and immediately released from all duties and obligations under this Agreement to any Party and to any other Person with respect to any of the Escrow Shares held in escrow under this Agreement;

     (f) the Escrow Agent may, if the Escrow Agent deems it necessary or desirable, seek advice and directions from the Supreme Court of British Columbia with respect to its duties and obligations hereunder; and

     (g) the duties and obligations of the Escrow Agent hereunder will at all times be subject to the orders or directions of a court of competent jurisdiction in the Province of British Columbia.

Consents and Waivers

3.3 The Escrow Agent will have no duties except as expressly set forth herein, and will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and executed by Dragon and the Vendors, and, if the Escrow Agent's duties, obligations or liabilities herein are affected, unless it gives its written consent thereto.

Interpleader

3.4 The Escrow Agent may, at any time, give notice to all other Parties that the Escrow Agent is terminating its duties and obligations hereunder, and

     (a)  at any time more than 30 days after it gives such notice; and

     (b) before the other Parties jointly direct the Escrow Agent as to delivery of the Escrow Shares in its possession to some other Person,

may deliver the Escrow Shares in its possession to the Supreme Court of British Columbia by way of interpleader and will thereupon be released of its duties and obligations hereunder. The Parties agree that in no event will the Escrow Agent be held liable for any failure to deliver all or a portion of the Escrow Shares during the period referred to in Section 3.4(a).

Indemnity

3.5 The Vendors, collectively, and Dragon (each an "Indemnifying Party") will jointly and severally indemnify and save harmless the Escrow Agent from and against any and all actions, suits, investigations, proceedings or claims of every kind (each an "Escrow Agreement Claim") and any and all expenses, losses, damages or liabilities, including reasonable attorney's fees and charges
incidental  thereto  (collectively   "Liabilities")  as  and  when  incurred  or
sustained, and the reasonable fees and expenses incurred by Escrow Agent in investigating or defending an Escrow Agreement Claim to which it may become subject or otherwise involved in any capacity insofar as such Escrow Agreement Claims or Liabilities arise out of or are based, directly or indirectly, upon the Escrow Agent's performance of its duties and obligations hereunder, except to the extent that the Escrow Agent's agents or employees are guilty of gross negligence, wilful default or dishonesty in the performance of such duties and obligations. If an Indemnifying Party pays an amount to the Escrow Agent in respect of a Liability hereunder, then such Indemnifying Party is entitled to recover from the other Indemnifying Party one-half of the amount of such Liabilities paid.

Fees and Expenses

3.6 The Indemnifying Parties will jointly and severally reimburse the Escrow Agent for any and all fees and expenses incurred in connection with the performance of its duties hereunder, including but not limited to fees and expenses incurred pursuant to Section 3.4. If an Indemnifying Party pays an amount to the Escrow Agent in respect of any fees and expenses hereunder, then such Indemnifying Party is entitled to recover from the other Indemnifying Party one-half of the amount of such fees and expenses paid.

Escrow Agent's Counsel

3.7 Each of the parties confirms that it is aware that the Escrow Agent is a corporation that is controlled and directed by Lang Michener, which acts as counsel to Dragon. The Escrow Agent may not retain Lang Michener as counsel in the event of any dispute hereunder.

                                     PART 4

                               RELEASE FROM ESCROW

Release of Escrow Shares

4.1 The Escrow Agent will release the Escrow Shares held by it in escrow and discharge its obligations hereunder only in accordance with

     (a) joint written  instructions  from Dragon  (executed by a senior officer
     other  than  any  Vendor  who  is  a  senior   officer)  and  the  Vendors'
     Representative,

     (b) in the circumstances of Section 4.5(a), Section 4.5(b) or Section 4.7, the written instruction of Dragon

     (c) in the circumstances of Section 4.8, the written instruction of the Vendors' Representative that is not disputed by Dragon, or

     (d) an award or decision of an arbitrator pursuant to Part 5 or an order of a court of competent jurisdiction in a final determination.

Delivery

4.2 Upon receipt of the instructions described in Section 4.1, the Escrow Agent will, within five Business Days, deliver the applicable Escrow Shares in accordance with such instructions.

Joint Direction

4.3 Notwithstanding any other provision of this Part, but subject to an applicable award, decision or order referred to in Section 4.1(d), the Escrow Agent may act in accordance with a written direction executed by all other Parties amending the procedures set forth in this Part or the Escrow Agent's duties under this Agreement.

Conditions for Release of DCS Escrow Shares

4.4 Dragon and the Vendors acknowledge that the DCS Escrow Shares have been deposited under this Agreement in support of certain representations and warranties made by the Vendors to Dragon, and will be released from escrow only if no claim (a "Claim") is made by Dragon against the Vendors for a breach of a representation or warranty made by the Vendors to Dragon under Part 3 of the Share Purchase Agreement or, if a Claim is made, upon its resolution.

4.5  If

     (a) no Claim is made by Dragon by the first anniversary of the date hereof, Dragon will deliver a notice under Section 4.1(b) instructing the Escrow Agent to deliver 40% of the DCS Escrow Shares to the Vendors,

     (b) no Claim is made by Dragon by the second anniversary of the date hereof, Dragon will deliver a notice under Section 4.1(b) instructing the Escrow Agent to deliver the remaining DCS Escrow Shares to the Vendors,

     (c) if a Claim is made by Dragon, any DCS Escrow Shares that are in escrow at the date the Claim is made will remain in escrow under this Agreement until an instruction, award, decision or order is delivered under Section 4.1(a) or (d), and

     (d) upon a final determination being made in respect of a Claim, Dragon and the Vendors will instruct the Escrow Agent on the disposition of the DCS Escrow Shares, with any determination as to the DCS Escrow Shares, if any, to be returned to Dragon for cancellation to be made in accordance with the provisions of Part 8 of the Share Purchase Agreement.

Conditions for Release of ADCS Escrow Shares

4.6 Dragon and the Vendors acknowledge that the ADCS Escrow Shares have been issued in anticipation of the exercise of the Dragon Convertible Securities (as defined in the Share Purchase Agreement) and are subject to release or cancellation in the circumstances set out in Schedule B of the Share Purchase

Agreement. Dragon covenants that while any Dragon Convertible Securities remain outstanding it will provide a monthly report to the Vendors and the Escrow Agent confirming whether and to what extent the Dragon Convertible Securities have been exercised, expired unexercised or otherwise been cancelled.

4.7 On a quarterly basis, or sooner at the request of the Vendors or at the discretion of Dragon, Dragon will deliver a written notice under Section 4.1(b) instructing the Escrow Agent to deliver to the Vendors or Dragon, as applicable, the ADCS Escrow Shares subject to release or cancellation pursuant to Schedule B to the Share Purchase Agreement.

Release Requested by Vendors

4.8  If Dragon fails to deliver a notice when  required  under  Section  4.5(a),
Section 4.5(b) or Section 4.7, the Vendors may request the release of the Escrow Shares as provided under Section 4.5(a), Section 4.5(b) or Section 4.7 by delivering to the Escrow Agent and Dragon a statutory declaration (the "Vendors' Declaration") executed by the Vendors' Representative that the Vendors are entitled to the release of the

     (a) DCS Escrow Shares as no Claim has been made by Dragon, or

     (b) ADCS Escrow Shares on the basis of the calculations provided by Dragon under Section 4.6.

If within 10 Business Days of the receipt of the Vendors' Declaration the Escrow Agent has not received from Dragon a written notice that it disputes such declaration, the Escrow Agent will release the applicable Escrow Shares to the Vendors.

Pro Rata Release of Escrowed Shares

4.9 Any release of Escrow Shares to the Vendors hereunder will be made in the following proportions:

                  Yan-Lin Han               70%
                  Zhan-Guo Weng             20%
                  Xue-Mei Liu               10%

Voting of DCS Escrow Shares

4.10 The Vendors will be entitled to exercisfe all voting rights in connection with the DCS Escrow Shares notwithstanding their deposit in escrow under this Agreement.

Voting and Dividends - ADCS Escrow Shares

4.11 Neither the Vendors nor any other person will be entitled to exercise any voting rights or receive any dividends or distributions in respect of the ADCS Escrow Shares until they have been released from escrow under this Agreement.

                                     PART 5

                               DISPUTE RESOLUTION

Submission to Arbitration

5.1 If, at any time, there is a dispute, controversy or claim (each a "Dispute") with respect to any matter arising out of or relating to this Agreement, such Dispute will be referred to arbitration in accordance with the arbitration provisions of the Share Purchase Agreement, and each Party will accept as final and binding and proceed in good faith diligently to implement the award or decision of the arbitrator.

                                     PART 6

                               GENERAL PROVISIONS

Governing Law

6.1 This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the Province of British Columbia and the Parties irrevocably and unconditionally attorn to the exclusive jurisdiction of the courts of British Columbia and all courts having appellate jurisdiction thereover.

Notice

6.2 Every notice, request, demand or direction (each a "Notice") to be given pursuant to this Agreement must be in writing and must be delivered by hand (e.g. Federal Express or other reputable courier service) or sent by facsimile transmission or other similar form of written transmission by electronic means, in each case addressed as follows:

     (a) If to Dragon, at:

         1900 - 1055 West Hastings Street
         Vancouver, British Columbia
         Canada V6E 2E9

         Attention:  Secretary
         Telecopier:  (604) 669-4243

     (b) If to either Yan Lin Han or Zhan Guo Weng, at:

         c/o Shanxi Weiqida Pharmaceutical Co. Ltd.
         Datong Economic and Technology Development Zone
         Shanxi, China 037300

         Telecopier:  +86-352-6116451

     (c) If to Xue-Mei Liu, at:

         c/o Yongfeng Enterprise
         9/F, Tower B, Yingjia Center
         No. 2, Dongsanhuan Nanlu, Chaoyang District
         Beijing, China 100022

         Telecopier:  +86-10-6566-2924

         with a copy to:

         Bull, Housser & Tupper
         Barristers & Solicitors
         3000 - 1055 West Georgia Street
         P.O. Box 11130
         Vancouver, BC  V6E 3R3

         Attention:   Marion V. Shaw
         Facsimile:   (604) 641-4949

     (d) If to the Escrow Agent, at:

         LML&S Services Inc.
         1500 - 1055 West Georgia Street
         P.O. Box 11117
         Vancouver, British Columbia
         Canada V6E 4N7

         Attention: Secretary
         Telecopier:  (604) 685-7084

or to such other address or transmission receiving number as specified by a Party by Notice to the other Parties.

6.3 A notice delivered or sent in accordance with the preceding section will be deemed to be given and received

     (a) at 9:00 a.m. on the day of delivery or receipt at the place of delivery or receipt if that day is a Business Day at that place and the delivery or receipt is before that time on that day,

     (b) at the time of delivery or receipt if received on or after 9:00 a.m. and before 4:00 p.m. at the place of delivery or receipt on a day that is a Business Day at that place, and

     (c) at 9:00 a.m. at the place of delivery or receipt on the next day that is a Business Day at that place, if delivered or received on a day that is not a Business Day at that place or after 4:00 p.m. at that place.

                                      -11-
Language of Document

6.4 All correspondence in respect of this Agreement or the enforcement of rights of the parties hereunder will be made in the English language only.

Time of Essence

6.5 Time is of the essence in the performance of each obligation under this Agreement.

Termination and Discharge of Escrow Agent

6.6 This Agreement will terminate and the Escrow Agent will be discharged of its obligations in any of the following circumstances:

     (a) the Escrow Shares are properly released in accordance with Part 4;

     (b) this Agreement is terminated by the Escrow Agent under Section 3.4 and the Escrow Shares are safely in the hands of the new appointee or the court; or

     (c) the destruction or corruption of the Escrow Shares, if any, as a result of Force Majeure.

Force Majeure

6.7 No Party will be liable to any other Party for default or delay in the performance of its obligations under this Agreement to the extent such default or delay is caused by an occurrence of Force Majeure.

Entire Agreement

6.8 The Escrow Agent is not a party to, and is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as set forth in the express provisions of this Agreement.

Waiver and Consent

6.9 No delay or failure by a Party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a Party to, or of any breach or default by another Party of, any or all of its obligations under this Agreement will,

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this Section 6.9,

     (b) be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

     (c) constitute a general waiver under this Agreement, or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this Section 6.9 in any other or subsequent instance.

Severability

6.10 If any provision of this Agreement is at any time unenforceable or invalid for any reason, it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

Amendments

6.11 This Agreement may not be amended except in writing signed by each Party.

Further Assurances

6.12 Each Party will execute and deliver such further agreements and other documents and do such further acts and things as another Party reasonably requests to evidence, carry out or give full force and effect to the intent of this Agreement.

No Agency

6.13 Each Party is an independent contractor and nothing herein will, or will be deemed to, create any employer/employee, agency, partnership or joint venture relationship among the Parties or to give any Party any right or authority to act as the agent of, assume or create any obligation on behalf of or to pledge the credit of any other Party.

Assignment

6.14 This Agreement and the individual rights and obligations hereunder may not be transferred or assigned in whole or in part by any Party, whether by contract, operation of law or otherwise, without the consent of each other Party, and any purported transfer or assignment without such consent will be null and void. Nothing in this Section 6.14 will be deemed to limit or restrict the Escrow Agent's rights under Section 3.4.

Enurement

6.15 This Agreement and the provisions hereof will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

Survival

6.16 All rights and obligations of the Parties occurring before the effective date of termination of this Agreement and all rights and obligations expressly stated to continue after, or accrue as a result of, the termination of this Agreement are separate and distinct rights and obligations binding on the

Parties, will survive its termination and will continue in full force and effect and nothing herein will affect the enforceability of such provisions. For greater certainty, the premature termination of this Agreement will not affect the rights and obligations of any Party under Section 3.4, Section 3.5 and Part 6.

Counterparts

6.17 This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the Parties, and each of which will together be deemed to be an original, notwithstanding that each Party is not a signatory to the same counterpart.

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the Effective Date.


DRAGON PHARMACEUTICAL INC.


Per:
        --------------------------------------------
        Authorized Signatory

Per:
        --------------------------------------------
        Authorized Signatory


LML&S SERVICES INC.

Per:
        --------------------------------------------
        Authorized Signatory


Signed, Sealed and Delivered by Yan-Lin Han)
in the presence of:                        )
                                           )
                                           )
                                           )
-------------------------------------------)   -------------------------------
Witness (Signature)                        )   YAN-LIN HAN
                                           )
                                           )
-------------------------------------------)
Name (please print)                        )
                                           )
                                           )
-------------------------------------------)
Address                                    )
                                           )
                                           )
-------------------------------------------)
City, Province                             )
                                           )
                                           )
-------------------------------------------)
Occupation                                 )

Signed, Sealed and Delivered by Zhan-Guo   )
Weng in the presence of:                   )
                                           )
                                           )
                                           )
-------------------------------------------)   -------------------------------
Witness (Signature)                        )   ZHAN-GUO WENG
                                           )
-------------------------------------------)
Name (please print)                        )
                                           )
-------------------------------------------)
Address                                    )
                                           )
-------------------------------------------)
City, Province                             )
                                           )
-------------------------------------------)
Occupation                                 )


Signed, Sealed and Delivered by Xue-Mei Liu)
in the presence of:                        )
                                           )
                                           )
-------------------------------------------)   -------------------------------
Witness (Signature)                        )   XUE-MEI LIU
                                           )
-------------------------------------------)
Name (please print)                        )
                                           )
-------------------------------------------)
Address                                    )
                                           )
-------------------------------------------)
City, Province                             )
                                           )
-------------------------------------------)
Occupation                                 )

                                   SCHEDULE D

                    OPINIONS REQUIRED FROM COUNSEL TO VENDORS


1.   Appropriate assumptions and qualifications.

2. Due incorporation, organization, good standing and subsistence of Oriental Wave and each of its subsidiaries.

3. Corporate power of Oriental Wave and each of its subsidiaries to own or lease property and to carry on business.

4. Corporate power of Oriental Wave to execute and deliver the Agreement and the Escrow Agreement and to perform its obligations under those agreements.

5. Due authorization (all necessary corporate action taken) of this Agreement and the Escrow Agreement by Oriental Wave.

6. Due execution and delivery of this Agreement and the Escrow Agreement by Oriental Wave and each of the Vendors.

7. Valid, binding and legal obligation of, and enforceability of, this Agreement and the Escrow Agreement against Oriental Wave and each of the Vendors.

8. Non-contravention of constating documents, applicable laws, regulatory approvals and agreements. 9. Authorized and issued share capital and registered shareholders of Oriental Wave and each of its subsidiaries.

10.  Valid   issuance  of  all  of  the  Vendors   Shares  as   fully-paid   and
     non-assessable shares.

11. Valid transfer of the Vendors Shares in compliance with applicable law, constating documents and any applicable agreements.

12.  Knowledge of any Litigation.

13.  Such other matters are may be reasonably requested by counsel for Dragon.

                                   SCHEDULE E

                    OPINIONS REQUIRED FROM COUNSEL TO DRAGON

1.   Appropriate assumptions and qualifications.

2. Due incorporation, organization, good standing and subsistence of Dragon and each of its subsidiaries.

3. Corporate power of Dragon and each of its subsidiaries to own or lease property and to carry on business.

4. Corporate power of Dragon to execute and deliver the Agreement and the Escrow Agreement and to perform its obligations under those agreements.

5. Due authorization (all necessary corporate action taken) of this Agreement and the Escrow Agreement by Dragon.

6. Due execution and delivery of this Agreement and the Escrow Agreement by Dragon.

7. Valid, binding and legal obligation of, and enforceability of, this Agreement and the Escrow Agreement against Dragon.

8. Non-contravention of constating documents, applicable laws, regulatory approvals and agreements.

9.   Authorized and issued share capital of Dragon.

10. Authorized and issued share capital and registered shareholders of each subsidiary of Dragon.

11. Valid issuance of the Dragon Closing Shares and additional Common Shares in compliance with applicable laws.

12. Valid issuance of all of the Dragon Closing Shares and additional Common Shares issuable to the Vendors as fully-paid and non-assessable shares.

13. TSX and OTCBB approval. 14. Reporting issuer status. 15. Knowledge of any Litigation.

16. Such other matters are may be reasonably requested by counsel for the Vendors.